Exhibit 3.1

COMPANIES ACT 2006

A PUBLIC COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

of

RENEW ENERGY GLOBAL PLC

(ADOPTED ON 20 AUGUST 2021 AND AMENDED ON 12 SEPTEMBER 2023)

CONTENTS

Clause Page

1.	PRELIMINARY	1
2.	SHARE CAPITAL AND LIMITED LIABILITY	8
3.	VARIATION OF RIGHTS	14
4.	SHARE CERTIFICATES	15
5.	LIEN	16
6.	CALLS ON SHARES	16
7.	FORFEITURE AND SURRENDER	17
8.	TRANSFER OF SHARES	19
9.	TRANSMISSION OF SHARES	21
10.	ALTERATION OF SHARE CAPITAL	22
11.	GENERAL MEETINGS	23
12.	NOTICE OF GENERAL MEETINGS	23
13.	LIST OF MEMBERS FOR VOTING AT GENERAL MEETINGS	26
14.	PROCEEDINGS AT GENERAL MEETINGS	26
15.	PROPOSED SHAREHOLDER RESOLUTIONS	29
16.	VOTES OF MEMBERS	31
17.	PROXIES AND CORPORATE REPRESENTATIVES	34
18.	NUMBER OF DIRECTORS	37
19.	APPOINTMENT OF DIRECTORS	38
20.	POWERS OF THE BOARD	42
21.	CHANGE OF THE COMPANY’S NAME	42
22.	DELEGATION OF POWERS OF THE BOARD	42
23.	NECESSARY COMMITTEES OF THE BOARD	43
24.	DISQUALIFICATION AND REMOVAL OF DIRECTORS	44
25.	NON-EXECUTIVE DIRECTORS	45
26.	DIRECTORS’ EXPENSES	46
27.	EXECUTIVE DIRECTORS	46
28.	DIRECTORS’ INTERESTS	47
29.	GRATUITIES, PENSIONS AND INSURANCE	49
30.	PROCEEDINGS OF THE BOARD	50
31.	SECRETARY	52
32.	MINUTES	52
33.	THE SEAL	53
34.	REGISTERS	53
35.	DIVIDENDS	54
36.	CAPITALISATION OF PROFITS AND RESERVES	57

37.	RECORD DATES	58
38.	ACCOUNTS	59
39.	COMMUNICATIONS	59
40.	DESTRUCTION OF DOCUMENTS	61
41.	UNTRACED MEMBERS	62
42.	WINDING UP	63
43.	INDEMNITY	64
44.	SPIN-OFFS OR SPLIT-OFFS	64
45.	RENEW INDIA SHARE CAPITAL	64
46.	AMENDMENT OF ARTICLES	65
47.	DISPUTE RESOLUTION	65
SCHEDULE 1		66
INVESTOR SHAREHOLDING (AS OF THE CLOSING DATE)		66

1. PRELIMINARY

1.1 Relevant model articles

The regulations in the relevant model articles shall not apply to the Company.

1.2 Definitions

In these Articles, except where the subject or context otherwise requires:

“Act” means the Companies Act 2006 including any modification or re-enactment of it for the time being in force;

“ADIA” means the Abu Dhabi Investment Authority;

“Affiliates” means, (a) in respect of the Investors (other than Platinum Cactus), any other Person that , directly or indirectly, Controls, is Controlled by or is under common Control with such Investor, through one or more intermediaries or otherwise, and (b) with respect to Platinum Cactus, any other entity or entities Controlled by ADIA and that has made or makes investments pursuant to a decision by the investment committee of ADIA acting on the basis of a proposal submitted by the Infrastructure Division of its Real Estate and Infrastructure Department; provided that the Company and each of its Subsidiaries shall not be deemed to be Affiliates of any Investor;

“Appointing Investor” means each Voting Investor that has a Director Appointment Right pursuant to Article 19.1.

“Articles” means these articles of association as altered from time to time by special resolution;

“As-Converted Basis” means that, to the extent that there are any CCPS in issue at the relevant time, the calculation of equity capital and voting rights is to be made assuming that all outstanding CCPSs have been converted into ReNew India Common Shares applying the ratio of 0.90427 ReNew India Common Shares for each CCPS;

“Audit Committee” has the meaning set forth in Article 23.1(a); “auditors” means the auditors of the Company;

“average quotation” has the meaning set forth in Article 35.7(b)(i);

“beneficial ownership” by a Person of any securities includes ownership by any Person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares (i) voting power which includes the power to vote, or to direct the voting of, such security; and/or (ii) investment power which includes the power to dispose, or to direct the disposition, of such security;

“board” means the directors or any of them acting as the board of directors of the Company;

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in London (UK), New York (New York), Cayman Islands, Delhi (India) and Gurugram (India) are authorised or required by Law to close;

“CCPSs” means the compulsorily and fully convertible preference shares, having a par value of INR 425 per preference share, of ReNew India;

“certificated share” means a share in the capital of the Company which is held in physical certificated form and references in these Articles to a share being held in “certificated form” shall be construed accordingly;

“Class A Ordinary Shares” has the meaning set forth in Article 2.3(a);

“Class B Ordinary Share” has the meaning set forth in Article 2.3(b);

“Class C Ordinary Shares” has the meaning set forth in Article 2.3(c);

“Class D Ordinary Share” has the meaning set forth in Article 2.3(d);

“clear days” in relation to the sending of a notice means the period excluding the day on which a notice is given or deemed to be given and the day for which it is given or on which it is to take effect;

“Closing Date” means the date of the “Closing” as defined in the business combination agreement, dated 24 February 2021, as amended on 17 May 2021, between the Company, RMG Acquisition Corporation II, ReNew Power Global Merger Sub, Renew Power Private Limited and certain shareholders of Renew Power Private Limited;

“Cognisa” means Cognisa Investment, a partnership firm, having its office at 1st Floor, Penkar House, Jaishuklal Mehta Road, Santacruz (West), Mumbai – 400 054;

“Control” with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise), and “Controlling”, “Controlled by” and “under common Control” shall be construed accordingly;

“CPPIB” means Canada Pension Plan Investment Board, a Canadian crown corporation organised and validly existing under the Canada Pension Plan Investment Board Act, 1997, c.40;

“Date of Adoption” means the date on which these Articles were adopted; “default shares” has the meaning set forth in Article 16.6;

“direction notice” has the meaning set forth in Article 16.6;

“Depositary” means any depositary, custodian or nominee that holds legal title to shares in the capital of the Company, including Cede & Co. for or on behalf of The Depository Trust Company;

“Director” means a director of the Company;

“Director Appointment Right” means, at any point in time, the right of an Investor, if any, to appoint a Nominee Director pursuant to Article 19.1 or Article 19.2, as applicable;

“Distributions” has the meaning set forth in Article 2.3(a); “dividend” means dividend or bonus;

“Effective Economic Interest” means, with respect to an Investor at a particular time of determination, the percentage equal to (a) the number of such Investor’s Equivalent Economic Beneficial Shares as of such time, divided by (b) the number of Equivalent Outstanding Economic Beneficial Shares as of such time; provided, that for purposes of determining whether such Investor has a Director Appointment Right as of such time pursuant to Article 19.1, (x) any dilution resulting from any Share issuance by the Company after the Closing Date (other than any share issuance / buyback in connection with the exercise of the Founder Investors’ rights pursuant to Section 6.03 (Founder Investor Ordinary Put Option) of the Registration Rights Agreement or Article 2.13) shall be disregarded for the purposes of calculating such

Investor’s Effective Economic Interest and (y) any change resulting from any Shares being repurchased, redeemed or bought back by the Company from any Person other than such Investor or its Affiliates after the Closing Date shall be disregarded for the purposes of calculating such Investor’s Effective Economic Interest;

“elected shares” has the meaning set forth in Article 35.7(f); “electronic general meeting” has the meaning set forth in Article 12.6;

“entitled by transmission” means, in relation to a share in the capital of the Company, entitled as a consequence of the death or bankruptcy of the holder or otherwise by operation of law;

“Equivalent Economic Beneficial Shares” means, with respect to each Investor as of a particular time of determination, an amount (rounded down to the nearest whole number) equal to (a) (i) the number of ReNew India Common Shares, if any, held as of such time by such Investor and its Affiliates on an As-Converted Basis, multiplied by (ii) 0.8289 (as proportionally adjusted for any share dividends, share combinations or consolidations, share splits, bonus issues or merger, consolidation or other reorganization or recapitalization effected with respect to the Shares or the ReNew India Common Shares after the Closing Date), plus (b) the number of Class A Ordinary Shares, if any, held by such Investor and its Affiliates as of such time, plus (c) the number of Class C Ordinary Shares, if any, held by such Investor and its Affiliates as of such time. The Equivalent Economic Beneficial Shares of each Investor as of the Closing Date is set forth opposite the name of such Investor on Schedule 1 hereto;

“Equivalent Outstanding Economic Beneficial Shares” means, as of a particular time of determination, an amount equal to (a) the aggregate of each Investor’s Equivalent Economic Beneficial Shares as of such time, plus (b) the number of issued and outstanding Class A Ordinary Shares as of such time that are held by Persons other than an Investor or any of its Affiliates, plus (c) the number of issued and outstanding Class C Ordinary Shares as of such time, if any, that are held by Persons other than an Investor or any of its Affiliates. The Equivalent Outstanding Economic Beneficial Shares of each Investor as of the Closing Date is set forth opposite the name of such Investor on Schedule 1 hereto;

“Equivalent Outstanding Voting Beneficial Shares” means, as of a particular time of determination, an amount equal to (a) the aggregate of the Equivalent Voting Beneficial Shares of the Founder Investors and CPPIB and their respective Affiliates as of such time, plus (b) the total number of issued and outstanding Class A Shares as of such time.

“Equivalent Voting Beneficial Shares” means, with respect to the Founder Investors or CPPIB, as applicable, as of a particular time of determination, an amount (rounded down to the nearest whole number) equal to (a) the number of ReNew India Common Shares held as of such time by such Investor and its Affiliates on an As-Converted Basis, multiplied by (b) 0.8289 (as proportionally adjusted for any share dividends, share combinations or consolidations, share splits, bonus issues or merger, consolidation or other reorganization or recapitalization effected with respect to the Shares or the ReNew India Common Shares after the Closing Date). The Equivalent Voting Beneficial Shares of each of the Founder Investors and CPPIB as of the Closing Date is set forth opposite the name of such Investor on Schedule 1 hereto;

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time;

“Finance and Operations Committee” has the meaning set forth in Article 23.1(d); “Founder” means Mr. Sumant Sinha, a citizen of India;

“Founder Director” has the meaning set forth in Article 19.1(a). “Founder Investors” mean the Founder, Wisemore and Cognisa;

“Governmental Authority” means any federal, state, provincial, municipal, local or foreign government, governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, court or tribunal;

“Group” means the Company and its Subsidiaries;

“holder” in relation to a share in the capital of the Company means the member whose name is entered in the register as the holder of that share;

“Identified Member” has the meaning set forth in Article 1.3(h); “Identified Rights” has the meaning set forth in Article 1.3(h);

“Independent Director” means an individual serving on the board of directors of a company who is “independent” as determined in accordance with the rules and regulations of the NASDAQ and the SEC;

“Investor Nominee Director” has the meaning set forth in Article 19.1;

“Investors” means the Founder Investors, MKC, CPPIB, Platinum Cactus and JERA;

“JERA” means JERA Power RN B.V., a company organized under the laws of the Netherlands having its registered office at De entree 250, 1101EE Amsterdam;

“Law” means any statute, law, regulation, ordinance, rule, injunction, order, judgment, decree, writ, governmental approval, directive, requirement, other governmental restriction or any similar form of decision of, or determination by, or any interpretation or administration of any of the foregoing by, any Governmental Authority, including the rules of any stock exchange;

“Major Investor” means, as of a particular time of determination, a Voting Investor that, together with its Affiliates, holds at least twenty six percent (26%) of the Equivalent Outstanding Voting Beneficial Shares and also is the single largest Investor, determined on the basis of total Effective Economic Interest in the Company;

“member” means a member of the Company;

“member default shares” has the meaning set forth in Article 15.1(c);

“MKC” means MKC Investments, LLC, to which RMG Sponsor II, LLC assigned its rights under the ReNew Global Shareholders Agreement.

“MKC Nominee Director” has the meaning set forth in Article 19.2;

“NASDAQ” means the NASDAQ Stock Market of NASDAQ, Inc;

“Necessary Action” means, with respect to any person and a specified result, all actions (to the extent such actions are not prohibited by applicable Law or these Articles, within such person’s control and do not conflict with any rights expressly granted to such person in these Articles) reasonably necessary and desirable within its control to cause such result, including (to the extent within such person’s control) (i) calling special meetings of the board, any committee of the board and the shareholders of the Company, (ii) causing the board or any committee of the board to adopt relevant resolutions (subject to any applicable fiduciary duties), (iii) voting or providing a proxy with respect to Shares or other securities of the Company generally entitled to vote in the election of directors of the Company beneficially owned by such person, (iv)

causing the adoption of shareholders’ resolutions and amendments to these Articles, including executing written consents in lieu of meetings, (v) executing agreements and instruments, (vi) causing members of the board (to the extent such members were elected, nominated or designated by the person obligated to undertake such action) to act (subject to any applicable fiduciary duties) in a certain manner or causing them to be removed in the event they do not act in such a manner and (vii) making, or causing to be made, with governmental, administrative or regulatory authorities, all filings, registrations or similar actions that are required to achieve such result;

“Necessary Committees” has the meaning set forth in Article 23.1; “new share” has the meaning set forth in Article 35.7(b); “Nomination Committee” has the meaning set forth in Article 23.1(c);

“Nominee Director” means each of the Investor Nominee Directors and the MKC Nominee Director;

“Nominee Observer” has the meaning set forth in Article 19.3;

“Non-Founder Nominee Director” means each of the Nominee Directors other than the Founder Director;

“office” means the registered office of the Company; “paid” means paid or credited as paid;

“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or other form of business organisation, whether or not regarded as a legal entity under applicable Law, or any Governmental Authority or any department, agency or political subdivision thereof;

“Platinum Cactus” means Platinum Hawk C 2019 RSC Limited, having its registered office at Level 26, Al Khatem Tower, Abu Dhabi Global Market, Al Maryah Island, Abu Dhabi, United Arab Emirates, in its capacity as trustee of Platinum Cactus A 2019 Trust, a trust established under the laws of Abu Dhabi Global Market by deed of settlement dated 28 March 2019 between ADIA and Platinum Hawk C 2019 RSC Limited;

“register” means the register of members of the Company;

“Relevant Agreement” means any registration rights agreement or other shareholder, voting or similar agreement(s) entered into on or about the Closing Date to which amongst others the Company, the Investors and certain holders of Shares, as applicable, are a party relating to the business and affairs of the Company;

“relevant period” has the meaning set forth in Article 41.1(a); “Remuneration Committee” has the meaning set forth in Article 23.1(b);

“ReNew India” means Renew Power Private Limited, a private limited company incorporated under the laws of India;

“ReNew India Common Shares” means the equity shares in the issued, subscribed and paid- up share capital of ReNew India having a par value of INR 10 each;

“ReNew India Distributions” has the meaning set forth in Article 2.3(b); “Resolution” has the meaning set forth in Article 35.6;

“RMG” means RMG Sponsor II, LLC, a limited liability company incorporated under the laws of Delaware;

“seal” means the common seal of the Company and includes any official seal kept by the Company by virtue of section 49 or 50 of the Act;

“SEC” means the U.S. Securities and Exchange Commission;

“Second Anniversary Date” means the date that is two (2) years following the Closing Date;

“secretary” means the secretary of the Company and includes a joint, assistant, deputy or temporary secretary and any other person appointed to perform the duties of the secretary;

“section 793 notice” has the meaning set forth in Article 16.6;

“Shares” means the Class A Ordinary Shares, the Class B Ordinary Share, the Class C Ordinary Shares and the Class D Ordinary Share;

“Significant Investor” means an Investor that, together with its or his Affiliates, holds an Effective Economic Interest equal to or greater than ten per cent. (10%);

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which: (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, representatives or trustees thereof is at the time owned or Controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or any combination thereof; or (ii) if a limited liability company, partnership, association or other business entity, a majority of the total voting power of stock (or equivalent ownership interest) of the limited liability company, partnership, association or other business entity is at the time owned or Controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or any combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall (a) be allocated a majority of limited liability company, partnership, association or other business entity gains or losses, or (b) Control the managing member, managing director or other governing body or general partner of such limited liability company, partnership, association or other business entity;

“Transfer” (including its correlative meaning, “Transferee”) means, with respect to any security, directly or indirectly, to sell, contract to sell, give, assign, hypothecate, pledge, encumber, grant a security interest in, offer, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any economic, voting or other rights in or to such security;

“uncertificated share” means a share in the capital of the Company which is not held in physical certificated form and references in these Articles to a share being held in “uncertificated form” shall be construed accordingly;

“United Kingdom” or “UK” means Great Britain and Northern Ireland; “U.S.” means United States of America;

“Voting Investor” means any shareholder of the Company who owns Voting Shares (other than a Founder Investors);

“Voting Shares” means the Class A Ordinary Shares, the Class B Ordinary Share and the Class D Ordinary Share; and

“Wisemore” means Wisemore Advisory Private Limited, a company incorporated under the provisions of the Companies Act, 2013 and having its registered office at 1017 B, Aralias, DLF Golf Course Road, Gurgaon – 122009.

1.3 Construction

(a) References to a document or information being “sent”, “supplied” or “given” to or by a person mean such document or information, or a copy of such document or information, being sent, supplied, given, delivered, issued or made available to or by, or served on or by, or deposited with or by that person by any method authorised by these Articles, and “sending”, “supplying” and “giving” shall be construed accordingly.

(b) References to “writing” mean the representation or reproduction of words, symbols or other information in a visible form by any method or combination of methods, whether in electronic form or otherwise, and “written” shall be construed accordingly.

(c) Words denoting the singular number include the plural number and vice versa; words denoting the masculine gender include the feminine gender; and words denoting persons include corporations.

(d) Words or expressions contained in these Articles which are not defined in Article 1.2 but are defined in the Act have the same meaning as in the Act (but excluding any modification of the Act not in force at the date these Articles took effect) unless inconsistent with the subject or context.

(e) Subject to the preceding two paragraphs, references to any provision of any enactment or of any subordinate legislation (as defined by section 21(1) of the Interpretation Act 1978) include any modification or re-enactment of that provision for the time being in force.

(f) Headings and marginal notes are inserted for convenience only and do not affect the construction of these Articles.

(g) In these Articles a reference to a depository receipt shall include a reference to: (i) a custodial receipt; and (ii) similar rights, entitlements or certificates.

(h) For the purposes of these Articles, where any Shares are held by the Depository Trust Company or any person who operates a clearing system or issues depositary receipts (or their nominees) and/or a nominee, custodian or trustee for any Person, that Person shall (unless the context requires otherwise) be treated as the holder of those Shares and references to Shares being “held by” a Person, to a Person “holding” Shares or to a Person who “holds” any such Shares, or equivalent formulations, shall be construed accordingly. Without limitation to the foregoing, in addition to shares held by an Investor or its Affiliates directly, a share or an Equivalent Economic Beneficial Share will be deemed to be held by (and the same applies where analogous expressions are used) an Investor or its Affiliates:

(i) if such Investor or Affiliate holds depository receipts (or other securities, entitlements or certificates) in respect of or representing such share; or

(ii) if:

(1) such Investor or its Affiliate has or holds the Identified Rights in respect of such share; and

(2) such share is registered in the name of or held by any Identified Member.

For these purposes:

(A) an Investor or its Affiliate shall have or hold the “Identified Rights” in respect of any share if it directly or indirectly (including through one or more intermediaries): (x) controls or exercises, or is able to exercise or direct the exercise of, the voting rights in respect of such share; and/or (y) has the rights to, is otherwise entitled to, or receives, the economic benefits in respect of such share, in each case subject to customary exceptions (including Law, tax or similar and rights of intermediaries); and

(B) an “Identified Member” shall mean: (x) Cede & Co. for or on behalf of The Depository Trust Company, a nominee or custodian for or on behalf of a securities depository or clearing or settlement system or, in each case, any successor of or replacement to any of them; or (y) any other direct or indirect nominee, custodian, depositary, financial services intermediary, broker dealer or similar, and for the purpose of these Articles, where ((i)) or ((ii)) above applies, rights under these Articles conferred on or exercisable by an Investor or its Affiliate or otherwise attached to shares in respect of which an Investor or its Affiliate holds depository receipts (or other securities, entitlements or certificates) or has the Identified Rights shall be exercisable, at the nomination of such Investor or Affiliate by: (x) such Investor or Affiliate; or (y) the registered holder of the shares in respect of which such Investor or Affiliate holds depository receipts (or other securities, entitlements or certificates) or has the Identified Rights (on the basis that references to such Investor or Affiliate shall be deemed to include such registered holder).

(i) In these Articles, (a) powers of delegation shall not be restrictively construed but the widest interpretation shall be given to them; (b) the word “board” in the context of the exercise of any power contained in these Articles includes any committee consisting of one or more directors, any director, any other officer of the Company and any local or divisional board, manager or agent of the Company to which or, as the case may be, to whom the power in question has been delegated; (c) no power of delegation shall be limited by the existence or, except where expressly provided by the terms of delegation, the exercise of that or any other power of delegation; and (d) except where expressly provided by the terms of delegation, the delegation of a power shall not exclude the concurrent exercise of that power by any other body or person who is for the time being authorised to exercise it under these Articles or under another delegation of the power.

2. SHARE CAPITAL AND LIMITED LIABILITY

2.1 Limited liability

The liability of the members is limited to the amount, if any, unpaid on the shares held by them.

2.2 Shares with special rights

Subject to the provisions of the Act and without prejudice to any rights attached to any existing shares or class of shares, any share may be issued with such rights or restrictions as the Company may by ordinary resolution determine or, if no such resolution is in effect or so far as the resolution does not make specific provision, as the board shall determine subject to the provisions of the Act and without prejudice to any rights attaching to any shares or class of shares (including as set out in Article 2.3).

2.3 Classes of shares

Subject to Article 2.2, the Company may issue the following shares in the capital of the Company with rights attaching to them and denominated, in each case, as follows:

(a) Class A Ordinary Shares: Class A ordinary shares (the “Class A Ordinary Shares”) shall be denominated in US Dollars with a nominal value of US$0.0001 each. Class A Ordinary Shares shall be issued with voting rights attached to them and each Class A Ordinary Share shall have one vote on a poll. The holders of Class A Ordinary Shares shall, in respect of the Class A Ordinary Shares held by them, be entitled to receive notice of, attend and speak at and vote at, general meetings of the Company. Each holder of Class A Ordinary Shares shall be entitled to receive distributions, whether in the form of dividends under Article 35, return of capital on a winding up or any other means (the “Distributions”) in proportion to the number of Class A Ordinary Shares held by them and pro rata with all other Shares in the capital of the Company which are entitled to Distributions (so that all such Shares which are entitled to receive such Distributions receive the same amount per Share, subject to any differences in such amount as a result of rights to receive Distributions attaching to the Class B Ordinary Share and the Class D Ordinary Share as set out in Articles 2.3(b) and (d) respectively). Class A Ordinary Shares may not be issued as redeemable shares. Class A Ordinary Shares may be admitted and listed for trading on the NASDAQ or any other securities exchange in the U.S. or elsewhere. For the avoidance of doubt, in this Article 2.3(a), all references to a holder of Class A Ordinary Shares are references to such person only in its capacity as the holder of such shares.

(b) Class B Ordinary Share: the Class B ordinary share (the “Class B Ordinary Share”) shall be denominated in US Dollars with a nominal value of US$0.0001. The Class B Ordinary Share shall be issued with voting rights attached to it and the Class B Ordinary Share shall entitle the holder of such share to a number of voting rights from time to time equal to the Equivalent Voting Beneficial Shares held by the Founder Investors (and their Affiliates) as of the relevant time. The holder of the Class B Ordinary Share shall, in respect of the Class B Ordinary Share held by them, be entitled to receive notice of, attend and speak at and vote at, general meetings of the Company. Without prejudice to the rights of all other ordinary shares in the capital of the Company, the holder of the Class B Ordinary Share shall have no right to receive any Distributions except as set out in this Article 2.3(b). The holder of the Class B Ordinary Share shall be entitled to participate in Distributions of the Company only during the period from the Closing Date until the date that is three (3) years following the Closing Date on the basis that such holder is deemed to hold for the purposes of Distributions only, at the time of any Distribution, such number of Class A Ordinary Shares as is equal to the number of ReNew India Common Shares held by such holder and its Affiliates at the time of such Distribution multiplied by 0.8289 (as proportionately adjusted for any share dividends, share combinations or consolidations, share splits, bonus issues or merger, consolidation or other reorganisation or recapitalisation effected with respect to the Shares or the ReNew India Common Shares after the Closing Date) and shall receive the relevant amount of such Distribution. If the holder of the Class B Ordinary Share or any of its Affiliates participate in any Distribution made by ReNew India in its or their capacity as a holder of ReNew India Common Shares (“ReNew India Distributions”), the amount of future Distributions made by the Company to the holder of the Class B Ordinary Share shall be reduced, in aggregate, by such amount as equals the amount of any ReNew India Distributions made to such holder. For the avoidance of doubt, over such three (3) year period no more and no less in Distributions and ReNew India Distributions shall be received in the aggregate by the holder of the Class B Ordinary Share than the amount of the Distributions that would have been made to such holder by the Company had such holder held, at the time of each Distribution, the number of Class A Ordinary Shares as is equal to the number of ReNew India Common Shares held by such holder and its Affiliates at the time of such Distribution multiplied by 0.8289 (as proportionately adjusted for any share dividends, share combinations or consolidations, share splits, bonus issues or merger, consolidation or other reorganisation or recapitalisation effected with respect to the Shares or the ReNew India Common Shares after the Closing Date), and any differences shall be adjusted on an annual basis to the extent possible (and if not, the required adjustments shall be made to Distributions following the three (3) year period). Nothing in this Article 2.3(b) shall reduce or limit the amount of Distributions that the holder of the Class B Ordinary Share is entitled to in its capacity as a holder of Class A Ordinary Shares. The Class B Ordinary Share may be issued as a redeemable share at the option of the board. The Company may in its sole discretion redeem and cancel the Class B Ordinary Share for par value at any time after the Founder Investors and their respective Affiliates cease to hold any ReNew India Common Shares. The Class B Ordinary Share may not be admitted and listed for trading on the NASDAQ or any other securities exchange in the

U.S. or elsewhere. For the avoidance of doubt, in this Article 2.3(b), all references to the holder of the Class B Ordinary Share are references to such person only in its capacity as such.

(c) Class C Ordinary Shares: Class C ordinary shares (the “Class C Ordinary Shares”) shall be denominated in US Dollars with a nominal value of US$0.0001 each. Class C Ordinary Shares shall not be issued with (and shall not otherwise carry) voting rights attached to them and may not be re-designated as Voting Shares except as provided in Article 8.3. The holders of Class C Ordinary Shares shall, in respect of the Class C Ordinary Shares held by them, be entitled to receive notice of, attend and speak at, general meetings of the Company, but shall not be entitled to vote at general meetings of the Company. Each holder of Class C Ordinary Shares shall be entitled to receive Distributions in proportion to the number of Class C Ordinary Shares held by them and pro rata with all other Shares in the capital of the Company which are entitled to Distributions (so that all such Shares which are entitled to receive such Distributions receive the same amount per Share, subject to any differences in such amount as a result of rights to receive Distributions attaching to the Class B Ordinary Share and the Class D Ordinary Share as set out in Articles 2.3(b) and (d) respectively). Class C Ordinary Shares may not be issued as redeemable shares. Class C Ordinary Shares may not be admitted and listed for trading on the NASDAQ or any other securities exchange in the

U.S. or elsewhere. For the avoidance of doubt, in this Article 2.3(c), all references to a holder of Class C Ordinary Shares are references to such person only in its capacity as the holder of such shares.

(d) Class D Ordinary Share: the Class D ordinary share (the “Class D Ordinary Share”) shall be denominated in US Dollars with a nominal value of US$0.0001. The Class D Ordinary Share shall be issued with voting rights attached to it and the Class D Ordinary Share shall entitle the holder of such share to a number of voting rights from time to time equal to the Equivalent Voting Beneficial Shares held by CPPIB (and its Affiliates) as of the relevant time. The holder of the Class D Ordinary Share shall, in respect of the Class D Ordinary Share held by them, be entitled to receive notice of, attend and speak at and vote at, general meetings of the Company. Without prejudice to the rights of all other ordinary shares in the capital of the Company, the holder of the Class D Ordinary Share shall have no right to receive any Distributions except as set out in this Article 2.3(d). The holder of the Class D Ordinary Share shall be entitled to participate in Distributions of the Company only during the period from the Closing Date until the date that is three (3) years following the Closing Date on the basis that such holder is deemed to hold for the purposes of Distributions only, at the time of any Distribution, such number of Class A Ordinary Shares as is equal to the number of ReNew India Common Shares held by such holder and its Affiliates at the time of such Distribution multiplied by 0.8289 (as proportionately adjusted for any share dividends, share combinations or consolidations, share splits, bonus issues or merger, consolidation or other reorganisation or recapitalisation effected with respect to the Shares or the ReNew India Common Shares after the Closing Date) and shall receive the relevant amount of such Distribution. If the holder of the Class D Ordinary Share or any of its Affiliates participate in any ReNew India Distributions, the amount of future Distributions made by the Company to the holder of the Class D Ordinary Share shall be reduced, in aggregate, by such amount as equals the amount of any ReNew India Distributions made to such holder. For the avoidance of doubt, over such three year period no more and no less in Distributions and ReNew India Distributions shall be received in the aggregate by the holder of the Class D Ordinary Share than the amount of the Distributions that would have been made to such holder by the Company had such holder held, at the time of each Distribution, the number of Class A Ordinary Shares as is equal to the number of ReNew India Common Shares held by such holder and its Affiliates at the time of such Distribution multiplied by 0.8289 (as proportionately adjusted for any share dividends, share combinations or consolidations, share splits, bonus issues or merger, consolidation or other reorganisation or recapitalisation effected with respect to the Shares or the ReNew India Common Shares after the Closing Date), and any differences shall be adjusted on an annual basis to the extent possible (and if not, the required adjustments shall be made to Distributions following the three (3) year period). Nothing in this Article 2.3(d) shall reduce or limit the amount of Distributions that the holder of the Class D Ordinary Share is entitled to in its capacity as a holder of Class A Ordinary Shares. The holder of the Class D Ordinary Share shall cease to have any voting rights or rights to Distributions immediately upon the transfer to the Company of all of the ReNew India Common Shares held by such holder in exchange for Class A Ordinary Shares, and following such transfer, the Company shall redeem and cancel the Class D Ordinary Share for nominal value. The Class D Ordinary Share may be issued as a redeemable share at the option of the board and will be so issued. The Class D Ordinary Share may not be admitted and listed for trading on the NASDAQ or any other securities exchange in the U.S.. For the avoidance of doubt, in this Article 2.3(d), all references to the holder of the Class D Ordinary Share are references to such person only in its capacity as such.

No amendment shall be made to the above rights attached to the Shares without express consent or sanction in accordance with Article 3.1 from the holder or holders of the class or classes of Shares the rights of which are proposed to be amended.

2.4 Uncertificated shares

The board may permit the holding of shares in any class of shares in uncertificated form.

2.5 Not separate class of shares

Shares in the capital of the Company that fall within a certain class shall not form a separate class of shares from other shares in that class because any share in that class is held in uncertificated form.

2.6 Exercise of Company’s entitlements in respect of uncertificated share

Where the Company is entitled under any provision of the Act or these Articles to sell, transfer or otherwise dispose of, forfeit, re-allot, accept the surrender of, or otherwise enforce a lien over, a share held in uncertificated form, the Company shall be entitled, subject to the provisions of the Act and these Articles:

(a) to require the holder of that uncertificated share by notice to change that share into certificated form within the period specified in the notice and to hold that share in certificated form so long as required by the Company; and

(b) to take any action that the board considers appropriate to achieve the sale, transfer, disposal, forfeiture, re-allotment or surrender of that share, or otherwise to enforce a lien in respect of that share.

2.7 Section 551 authority to allot shares

The board has general and unconditional authority to exercise all the powers of the Company to allot shares in the Company or to grant rights to subscribe for or to convert any security into shares in the Company up to an aggregate nominal amount equal to the section 551 amount, for each prescribed period.

2.8 Section 561 disapplication

The board is empowered for each prescribed period to allot equity securities for cash pursuant to the authority conferred by Article 2.7 as if section 561 of the Act did not apply to any such allotment, provided that its power shall be limited to the allotment of equity securities up to an aggregate nominal amount equal to the section 561 amount.

This Article 2.8 also applies to a sale of shares which is an allotment of equity securities by virtue of section 560(3) of the Act (i.e. a sale of shares held by the Company as treasury shares) as if in this Article 2.8 the words “pursuant to the authority conferred by Article 2.7” were omitted.

2.9 Allotment after expiry

Before expiry of the prescribed period, the Company may make an offer or agreement which would or might require shares to be allotted, or rights to subscribe for or convert any security into shares to be granted, after the prescribed period has expired. The board may allot shares, or grant rights to subscribe for or convert any security into shares, in pursuance of that offer or agreement as if the authority or power pursuant to which that offer or agreement was made had not expired.

2.10 Definitions

In this Article 2.10 and Articles 2.7, 2.8 and 2.9:

prescribed period means any period for which the authority conferred by Article 2.7 is given by ordinary or special resolution stating the section 551 amount and/or the power conferred by Article 2.8 is given by special resolution stating the section 561 amount;

section 551 amount means, for any prescribed period, the amount stated as such in the relevant ordinary or special resolution; and

section 561 amount means, for any prescribed period, the amount stated as such in the relevant special resolution.

2.11 Allotment powers – section 551 authority

The Directors shall be generally and unconditionally authorised pursuant to section 551 of the Act to:

(a) allot shares in the Company, and to grant rights to subscribe for or to convert any security into shares in the Company, up to:

(i) 270,134,874 shares in respect of Class A Ordinary Shares for a period expiring (unless previously renewed, varied or revoked by the Company in general meeting) on the date which is five years from the Date of Adoption;

(ii) one (1) share in respect of Class B Ordinary Shares for a period expiring (unless previously renewed, varied or revoked by the Company in general meeting) on the date which is five years from the Date of Adoption;

(iii) 106,074,525 shares in respect of Class C Ordinary Shares for a period expiring (unless previously renewed, varied or revoked by the Company in general meeting) on the date which is five years from the Date of Adoption; and

(iv) one (1) share in respect of Class D Ordinary Shares for a period expiring (unless previously renewed, varied or revoked by the Company in general meeting) on the date which is five years from the Date of Adoption.

(b) save that in each case, the Company may, before expiry of the authority described in this Article 2.11, make an offer or agreement which would or might require shares to be allotted, or rights to subscribe for or convert any security into shares to be granted, after expiry of the authority described in this Article 2.11 and the Directors may allot shares and grant rights in pursuance of that offer or agreement as if this authority had not expired.

2.12 Allotment Powers – section 561 authority

The Directors shall be generally empowered pursuant to section 570 and section 573 of the Act to allot equity securities (as defined in the Act) for cash, pursuant to the authorities conferred by Article 2.11 of these Articles as if section 561(1) of the Act did not apply to the allotment. This power:

(a) expires (unless previously renewed, varied or revoked by the Company in general meeting) on the date which is five years from the Date of Adoption, save that in each case, the Company may, before expiry of this power, make an offer or agreement which would or might require equity securities to be allotted after expiry of this power and the Directors may allot equity securities in pursuance of that offer or agreement as if this power had not expired; and

(b) shall be limited to the allotment of equity securities up to:

(i) 270,134,874 shares in respect of Class A Ordinary Shares;

(ii) one (1) share in respect of Class B Ordinary Shares;

(iii) 106,074,525 shares in respect of Class C Ordinary Shares; and

(iv) one (1) share in respect of Class D Ordinary Shares.

This Article 2.12 also applies to a sale of shares which is an allotment of equity securities by virtue of section 560(3) of the Act (i.e. a sale of shares held by the Company as treasury shares) as if in the first paragraph of this Article 2.12 the words “pursuant to the authorities conferred by Article 2.11” were omitted.

2.13 Founder Investors’ exchange rights

The Founder Investors have the right, exercisable in accordance with and subject to the provisions of the Relevant Agreements, to require the Company to issue and register up to such number of Class A Ordinary Shares as may be necessary or required to effect or facilitate the transactions contemplated by or the exercise of the Founder’s rights pursuant to any Relevant Agreements.

At any time prior to the date that is five (5) years following the Closing Date, each Founder

Investor shall have the right to deliver a notice (the “Relevant Notice”) to the Company requiring the Company, at any time subject to applicable Law, as such Founder Investor may determine, to issue Class A Ordinary Shares to such Founder Investor and/or its Affiliates or nominees in exchange for the transfer to the Company of all right, title and interest in ReNew India Common Shares held by such Founder Investor or its Affiliates, free and clear of all liens, at the exchange ratio of 0.8289 (as proportionally adjusted for any share dividends, share combinations or consolidations, share splits, bonus issues or merger, consolidation or other reorganization or recapitalization effected with respect to the Shares or the ReNew India Common Shares after the Closing Date) Class A Ordinary Shares per ReNew India Common Share.

Upon receipt of the Relevant Notice, the Company shall issue and register up to such number of Class A Ordinary Shares to the Founder Investors as may be necessary or required to effect or facilitate the Founder Investors’ rights under the Relevant Agreements. The Company and the Investors shall undertake all Necessary Actions for the purposes of this Article 2.13 to increase the Company’s share capital to effect and facilitate such issuance and shall register such Class A Ordinary Shares pursuant to and in accordance with the Relevant Agreements.

2.14 Residual allotment powers

Subject to the provisions of the Act relating to authority to allot shares and the disapplication of pre-emption rights or otherwise and of any resolution of the Company in a general meeting passed pursuant to those provisions, and, in the case of redeemable shares, the provisions of Article 2.15:

(a) all shares for the time being in the capital of the Company shall be at the disposal of the board; and

(b) the board may reclassify, allot (with or without conferring a right of renunciation), grant options over, or otherwise dispose of them to such persons on such terms and conditions and at such times as it thinks fit.

2.15 Redeemable shares

Subject to the provisions of the Act, and without prejudice to any rights attached to any existing shares or class of shares, shares may be issued which are to be redeemed or are to be liable to be redeemed at the option of the Company or the holder. The board may determine the terms, conditions and manner of redemption of shares provided that it does so before the shares are allotted.

2.16 Commissions

The Company may exercise all powers of paying commissions or brokerage conferred or permitted by the Act. Subject to the provisions of the Act, any such commission or brokerage may be satisfied by the payment of cash or by the allotment of fully or partly paid shares or partly in one way and partly in the other.

2.17 Trusts not recognised

Except as required by law, the Company shall recognise no person as holding any share on any trust and (except as otherwise provided by these Articles or by law) the Company shall not be bound by or recognise any interest in any share (or in any fractional part of a share) except the holder’s absolute right to the entirety of the share (or fractional part of the share).

3. VARIATION OF RIGHTS

3.1 Method of varying rights

Subject to the provisions of the Act, the rights attached to any class of shares may (unless otherwise provided by the terms of allotment of the shares of that class) be varied or abrogated, whether or not the Company is being wound up, either:

(a) with the written consent of the holders of three-quarters in nominal value of the issued shares of the class, which consent shall be in hard copy form or in electronic form sent to such address (if any) for the time being specified by or on behalf of the Company for that purpose, or in default of such specification to the office, and may consist of several documents, each executed or authenticated in such manner as the board may approve by or on behalf of one or more holders, or a combination of both; or

(b) with the sanction of a special resolution passed at a separate general meeting of the holders of the shares of the class,

but not otherwise.

3.2 When rights deemed to be varied

For the purposes of Article 3.1, unless otherwise expressly provided by the rights attached to any share or class of shares, those rights shall be deemed to be varied by:

(a) the reduction of the capital paid up on that share or class of shares otherwise than by a purchase or redemption by the Company of its own shares; and

(b) the allotment of another share ranking in priority for payment of a dividend or in respect of capital or which confers on its holder voting rights more favourable than those conferred by that share or class of shares, but shall not be deemed to be varied by the creation or issue of another share ranking equally with, or subsequent to, that share or class of shares or by the purchase or redemption by the Company of its own shares.

4. SHARE CERTIFICATES

4.1 Members’ rights to certificates

Every member, on becoming the holder of a share shall be entitled, without payment, to one certificate for all the shares of each class held by them (and, on transferring a part of their holding of shares of any class, to a certificate for the balance of their holding of shares). They may elect to receive one or more additional certificates for any of their shares if they pay a reasonable sum determined from time to time by the board for every certificate after the first. Every certificate shall:

(a) be executed under the seal or otherwise in accordance with Article 33.1 or in such other manner as the board may approve; and

(b) specify the number, class and distinguishing numbers (if any) of the shares to which it relates and the amount or respective amounts paid up on the shares.

The Company shall not be bound to issue more than one certificate for shares held jointly by more than one person and delivery of a certificate to one joint holder shall be a sufficient delivery to all of them. Shares of different classes may not be included in the same certificate.

4.2 Replacement certificates

If a share certificate is defaced, worn out, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity and payment of any exceptional out-of-pocket expenses reasonably incurred by the Company in investigating evidence and preparing the requisite form of indemnity as the board may determine but otherwise free of charge, and (in the case of defacement or wearing out) on delivery up of the old certificate.

5. LIEN

5.1 Company to have lien on shares

The Company shall have a first and paramount lien on every share (not being a fully paid share) for all moneys payable to the Company (whether presently or not) in respect of that share. The board may at any time (generally or in a particular case) waive any lien or declare any share to be wholly or in part exempt from the provisions of this Article. The Company’s lien on a share shall extend to any amount (including without limitation dividends) payable in respect of it.

5.2 Enforcement of lien by sale

The Company may sell, in such manner as the board determines, any share on which the Company has a lien if a sum in respect of which the lien exists is presently payable and is not paid within 14 clear days after notice has been sent to the holder of the share, or to the person entitled to it by transmission, demanding payment and stating that if the notice is not complied with the share may be sold.

5.3 Giving effect to sale

To give effect to that sale, the board may authorise any person to execute an instrument of transfer in respect of the share sold to, or in accordance with the directions of, the buyer. If the share is an uncertificated share, the board may exercise any of the powers of the Company under Article 2.6 to effect the sale of the share. The buyer shall not be bound to see to the application of the purchase money and their title to the share shall not be affected by any irregularity in or invalidity of the proceedings in relation to the sale.

5.4 Application of proceeds

The net proceeds of the sale, after payment of the costs, shall be applied in or towards payment or satisfaction of so much of the sum in respect of which the lien exists as is presently payable. Any residue shall (if the share sold is a certificated share, on surrender to the Company for cancellation of the certificate in respect of the share sold and, whether the share sold is a certificated share or an uncertificated share, subject to a like lien for any moneys not presently payable as existed on the share before the sale) be paid to the person entitled to the share at the date of the sale.

6. CALLS ON SHARES

6.1 Power to make calls

Subject to the terms of allotment, the board may from time to time make calls on the members in respect of any moneys unpaid on their shares (whether in respect of nominal value or premium). Each member shall (subject to receiving at least 14 clear days’ notice specifying when and where payment is to be made) pay to the Company the amount called on their shares as required by the notice. A call may be required to be paid by instalments. A call may be revoked in whole or part and the time fixed for payment of a call may be postponed in whole or part as the board may determine. A person on whom a call is made shall remain liable for calls made on them even if the shares in respect of which the call was made are subsequently transferred.

6.2 Time when call made

A call shall be deemed to have been made at the time when the resolution of the board authorising the call was passed.

6.3 Liability of joint holders

The joint holders of a share shall be jointly and severally liable to pay all calls in respect of it.

6.4 Interest payable

If a call or any instalment of a call remains unpaid in whole or in part after it has become due and payable the person from whom it is due and payable shall pay interest on the amount unpaid from the day it became due and payable until it is paid. Interest shall be paid at the rate fixed by the terms of allotment of the share or in the notice of the call or, if no rate is fixed, the rate determined by the board, not exceeding fifteen per cent. (15%) per annum, or, if higher, the appropriate rate (as defined in the Act), but the board may in respect of any individual member waive payment of such interest wholly or in part.

6.5 Deemed calls

An amount payable in respect of a share on allotment or at any fixed date, whether in respect of nominal value or premium or as an instalment of a call, shall be deemed to be a call duly made and notified and payable on the date so fixed or in accordance with the terms of the allotment. If it is not paid the provisions of these Articles shall apply as if that amount had become due and payable by virtue of a call duly made and notified.

6.6 Differentiation on calls

Subject to the terms of allotment, the board may make arrangements on the issue of shares for a difference between the allottees or holders in the amounts and times of payment of calls on their shares.

6.7 Payment of calls in advance

The board may, if it thinks fit, receive from any member all or any part of the moneys uncalled and unpaid on any share held by them. Such payment in advance of calls shall extinguish the liability on the share in respect of which it is made to the extent of the payment. The Company may pay on all or any of the moneys so advanced (until they would but for such advance become presently payable) interest at such rate agreed between the board and the member not exceeding (unless the Company by ordinary resolution otherwise directs) fifteen per cent. (15%) per annum or, if higher, the appropriate rate (as defined in the Act).

7. FORFEITURE AND SURRENDER

7.1 Notice requiring payment of call

If a call or any instalment of a call remains unpaid in whole or in part after it has become due and payable, the board may give the person from whom it is due not less than 14 clear days’ notice requiring payment of the amount unpaid together with any interest which may have accrued and any costs, charges and expenses incurred by the Company by reason of such non- payment. The notice shall name the place where payment is to be made and shall state that if the notice is not complied with the shares in respect of which the call was made will be liable to be forfeited.

7.2 Forfeiture for non-compliance

If that notice is not complied with, any share in respect of which it was sent may, at any time before the payment required by the notice has been made, be forfeited by a resolution of the board. The forfeiture shall include all dividends or other moneys payable in respect of the forfeited share which have not been paid before the forfeiture. When a share has been forfeited, notice of the forfeiture shall be sent to the person who was the holder of the share before the forfeiture. An entry shall be made promptly in the register opposite the entry of the share showing that notice has been sent, that the share has been forfeited and the date of forfeiture. No forfeiture shall be invalidated by the omission or neglect to send that notice or to make those entries.

7.3 Sale of forfeited shares

Subject to the provisions of the Act, a forfeited share shall be deemed to belong to the Company and may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the board determines, either to the person who was the holder before the forfeiture or to any other person. At any time before sale, re-allotment or other disposal, the forfeiture may be cancelled on such terms as the board thinks fit. Where for the purposes of its disposal a forfeited share is to be transferred to any person, the board may authorise any person to execute an instrument of transfer of the share to that person. Where for the purposes of its disposal a forfeited share held in uncertificated form is to be transferred to any person, the board may exercise any of the powers of the Company under Article 2.6. The Company may receive the consideration given for the share on its disposal and may register the transferee as holder of the share.

7.4 Liability following forfeiture

A person shall cease to be a member in respect of any share which has been forfeited and shall, if the share is held in certificated form, surrender the certificate for any forfeited share to the Company for cancellation. The person shall remain liable to the Company for all moneys which at the date of forfeiture were presently payable by them to the Company in respect of that share with interest on that amount at the rate at which interest was payable on those moneys before the forfeiture or, if no interest was so payable, at the rate determined by the board, not exceeding fifteen per cent. (15%) per annum or, if higher, the appropriate rate (as defined in the Act), from the date of forfeiture until payment. The board may waive payment wholly or in part or enforce payment without any allowance for the value of the share at the time of forfeiture or for any consideration received on its disposal.

7.5 Surrender

The board may accept the surrender of any share which it is in a position to forfeit on such terms and conditions as may be agreed. Subject to those terms and conditions, a surrendered share shall be treated as if it had been forfeited.

7.6 Extinction of rights

The forfeiture of a share shall involve the extinction at the time of forfeiture of all interest in and all claims and demands against the Company in respect of the share and all other rights and liabilities incidental to the share as between the person whose share is forfeited and the Company, except only those rights and liabilities expressly saved by these Articles, or as are given or imposed in the case of past members by the Act.

7.7 Evidence of forfeiture or surrender

A statutory declaration by a Director or the secretary that a share has been duly forfeited or surrendered on a specified date shall be conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the share. The declaration shall (subject if necessary to the execution of an instrument of transfer) constitute a good title to the share. The person to whom the share is disposed of shall not be bound to see to the application of the purchase money, if any, and their title to the share shall not be affected by any irregularity in, or invalidity of, the proceedings in reference to the forfeiture, surrender, sale, re-allotment or disposal of the share.

8. TRANSFER OF SHARES

8.1 Generally

All of the Shares are freely transferable except as otherwise provided in these Articles.

8.2 Transfers of Class B Ordinary Share

The Class B Ordinary Share may not be transferred by the holder thereof to any person other than the Founder’s Affiliates.

8.3 Transfers of Class C Ordinary Shares

Each Class C Ordinary Share shall automatically be re-designated as one (1) Class A Ordinary Share in the hands of a transferee (other than where such transferee is an affiliate, within the meaning of the U.S. Bank Holding Company Act of 1956, as amended, of the transferor) upon the transfer of such Class C Ordinary Share (including a transfer of depositary receipts or Identified Rights in respect of such Class C Ordinary Shares) to such transferee, if such transfer is made:

(a) pursuant to a widespread public distribution, within the meaning of the U.S. Bank Holding Company Act of 1956, as amended;

(b) to the Company;

(c) in transfers in which no such transferee (or group of associated transferees within the meaning of the U.S. Bank Holding Company Act of 1956, as amended, of the transferring holder) receives equal to or more than two per cent. (2%) of the issued and outstanding Class A Ordinary Shares (including depositary receipts or Identified Rights in respect of such Class A Ordinary Shares) or a class of Voting Shares (including depositary receipts or Identified Rights in respect of such Voting Shares) representing two per cent. (2%) or more of the voting power attached to such class of Voting Shares; or

(d) to a transferee that controls more than fifty per cent. (50%) of the issued and outstanding Class A Ordinary Shares (including depositary receipts or Identified Rights in respect of such Class A Ordinary Shares) and more than fifty per cent. (50%) of the issued and outstanding shares (including depositary receipts or Identified Rights in respect of such shares) of each other class of Voting Shares of the Company (without including any Class C Ordinary Shares or depositary receipts or Identified Rights in respect of such Class C Ordinary Shares transferred to such transferee).

Without limitation to the generality of the above:

(i) if a holder of depositary receipts or Identified Rights in respect of Class C Ordinary Shares transfers such depositary receipts or Identified Rights, then:

(A) such person shall be regarded as the transferor for the purposes of this Article 8.3;

(B) the person who will receive depositary receipts or Identified Rights in respect of the shares at the conclusion of the transfer shall be regarded as the transferee for the purposes of the above; and

(C) in the circumstances contemplated in 8.3 (a) to (d) above:

i. each relevant Class C Ordinary Share shall automatically be re- designated as one Class A Ordinary Share by the time at which a depositary receipt or Identified Rights is or received by the transferee;

ii. as a result, the transferee shall receive depositary receipts or Identified Rights in respect of Class A Ordinary Shares.

(ii) if Class C Ordinary Shares are held subject to a depositary receipt arrangement at the time of the initiation of a transfer and, in connection with the transfer, such Class C Ordinary Shares are transferred from the relevant depositary, or a custodian or nominee, to Cede & Co. (“Cede”), as nominee for The Depositary Trust Company (“DTC”):

(A) the holder of the relevant depositary receipts (not the depositary, or the custodian or nominee) shall be regarded as the transferor for the purposes of this Article 8.3;

(B) the person whose nominated DTC participant account will be credited in respect of the shares at the conclusion of the transfer (not Cede) shall be regarded as the transferee for the purposes of this Article 8.3; and

(C) in the circumstances contemplated in Article 8.3 (a) to (d) above,

i. each Class C Ordinary Share shall automatically be re-designated as one Class A Ordinary Share by the time the nominated DTC participant account of the transferee is credited; and

ii. as a result, the transferee shall receive Identified Rights in respect of Class A Ordinary Shares.

The holder of the Class C Ordinary Share shall notify the Company of the transfer no later than two (2) days following the transfer in order to allow the Company to make any filings required in accordance with applicable Law.

8.4 Transfers of Class D Ordinary Share

The Class D Ordinary Share may not be transferred by the holder thereof to any person other than CPPIB’s Affiliates.

8.5 Void transfers

Any transfer in breach of the Articles and applicable Law shall be void and the Directors shall decline to register any transfer in breach of the Articles.

8.6 Form and execution of transfer of share

Without prejudice to any power of the Company to register as shareholder a person to whom the right to any share has been transmitted by operation of law, the instrument of transfer may be in any usual form or in any other form which the board may approve. An instrument of transfer shall be signed by or on behalf of the transferor and, unless the share is fully paid, by or on behalf of the transferee. An instrument of transfer need not be under seal.

8.7 Transfers of partly paid shares

The board may, in its absolute discretion, refuse to register the transfer of a share which is not fully paid, provided that the refusal does not prevent dealings in shares in the Company from taking place on an open and proper basis.

8.8 Invalid transfers of shares

The board may also refuse to register the transfer of a share:

(a) unless the instrument of transfer:

(i) is lodged, duly stamped (if stampable), at the office or at another place appointed by the board accompanied by the certificate for the share to which it relates and such other evidence as the board may reasonably require to show the right of the transferor to make the transfer;

(ii) is in respect of only one class of shares; or

(iii) is in favour of not more than four (4) transferees;

(b) if it is with respect to a share on which the Company has a lien and a sum in respect of which the lien exists is presently payable and is not paid within fourteen (14) clear days after notice has been sent to the holder of the share in accordance with Article 5.2; or

(c) if it is a certificated share and is not presented for registration together with the share certificate and such evidence of title as the Company reasonably requires.

8.9 Notice of refusal to register

If the board refuses to register a transfer of a share, it shall send the transferee notice of its refusal within two (2) months after the date on which the instrument of transfer was lodged with the Company, together with reasons for the refusal.

8.10 No fee payable on registration

No fee shall be charged for the registration of any instrument of transfer or other document relating to or affecting the title to a share.

8.11 Retention of transfers

The Company shall be entitled to retain an instrument of transfer which is registered, but an instrument of transfer which the board refuses to register shall be returned to the person lodging it when notice of the refusal is sent.

9. TRANSMISSION OF SHARES

9.1 Transmission

If a member dies, the survivor or survivors where they were a joint holder, and their personal representatives where they were a sole holder or the only survivor of joint holders, shall be the only persons recognised by the Company as having any title to their interest. Nothing in these Articles shall release the estate of a deceased member (whether a sole or joint holder) from any liability in respect of any share held by them.

9.2 Elections permitted

A person becoming entitled by transmission to a share may, on production of any evidence as to their entitlement properly required by the board, elect either to become the holder of the share or to have another person nominated by them registered as the transferee. If they elect to become the holder they shall send notice to the Company to that effect. If they elect to have another person registered and the share is a certificated share, they shall execute an instrument of transfer of the share to that person. If they elect to have themselves or another person registered and the share is an uncertificated share, they shall take any action the board may require (including without limitation the execution of any document) to enable themselves or that person to be registered as the holder of the share. All the provisions of these Articles relating to the transfer of shares apply to that notice or instrument of transfer as if it were an instrument of transfer executed by the member and the death or bankruptcy of the member or other event giving rise to the transmission had not occurred.

9.3 Elections required

The board may at any time send a notice requiring any such person to elect either to be registered himself or to transfer the share. If the notice is not complied with within 60 days, the board may after the expiry of that period withhold payment of all dividends or other moneys payable in respect of the share until the requirements of the notice have been complied with.

9.4 Rights of persons entitled by transmission

A person becoming entitled by transmission to a share shall, on production of any evidence as to their entitlement properly required by the board and subject to the requirements of Article 9.2, have the same rights in relation to the share as they would have had if they were the holder of the share, subject to Article 35.8. That person may give a discharge for all dividends and other moneys payable in respect of the share, but they shall not, before being registered as the holder of the share, be entitled in respect of it to receive notice of, or to attend or vote at, any meeting of the Company or to receive notice of, or to attend or vote at, any separate meeting of the holders of any class of shares in the capital of the Company.

10. ALTERATION OF SHARE CAPITAL

10.1 New shares subject to these Articles

All shares created by increase of the Company's share capital (unless otherwise provided by the terms of allotment of the shares of that class), by consolidation, division or sub-division of its share capital or the conversion of stock into paid-up shares shall be subject to all the provisions of these Articles, including without limitation provisions relating to payment of calls, lien, forfeiture, transfer and transmission.

10.2 Fractions arising

Whenever any fractions arise as a result of a consolidation or sub-division of shares, the board may on behalf of the members deal with the fractions as it thinks fit. In particular, without limitation, the board may sell shares representing fractions to which any members would otherwise become entitled to any person (including, subject to the provisions of the Act, the Company) and distribute the net proceeds of sale in due proportion among those members. Where the shares to be sold are held in certificated form the board may authorise some person to execute an instrument of transfer of the shares to, or in accordance with the directions of, the buyer. Where the shares to be sold are held in uncertificated form, the board may do all acts and things it considers necessary or expedient to effect the transfer of the shares to, or in accordance with the directions of, the buyer. The buyer shall not be bound to see to the application of the purchase moneys and their title to the shares shall not be affected by any irregularity in, or invalidity of, the proceedings in relation to the sale.

10.3 Power to reduce capital

Subject to the Act, any other applicable Laws and any rights conferred on the holders of any class of shares in the capital of the Company, the Company may by special resolution reduce its share capital, any capital redemption reserve and any share premium account in any way.

11. GENERAL MEETINGS

11.1 Annual general meetings

The board shall convene and the Company shall hold general meetings as annual general meetings in accordance with the requirements of the Act.

11.2 Class meetings

All provisions of these Articles relating to general meetings of the Company (except Article 14.1) shall, mutatis mutandis, apply to every separate general meeting of the holders of any class of shares in the capital of the Company, except that:

(a) the necessary quorum at any such meeting (or adjournment thereof) shall be at least two members of that class (or one member, if there is only one member of such class), present in person or by proxy;

(b) all votes shall be taken on a poll; and

(c) subject to the provisions of Article 2.3, each holder of shares of the class shall, on a poll, have one vote in respect of every share of the class held by them.

For the purposes of this Article 11.2, where a person is present by proxy or proxies, they are treated only as holding the shares in respect of which those proxies are authorised to exercise voting rights with respect to any matter proposed at the meeting.

11.3 Convening general meetings

The board may call general meetings whenever and at such times and places (including electronic platforms) as it shall determine. On the requisition of members pursuant to the provisions of the Act, the board shall promptly convene a general meeting in accordance with the requirements of the Act.

12. NOTICE OF GENERAL MEETINGS

12.1 Period of notice

An annual general meeting shall be called by not less than 21 clear days’ notice and no more than 60 days’ notice. Subject to the provisions of the Act, all other general meetings may be called by not less than 14 clear days’ notice and no more than 60 days’ notice.

12.2 Recipients of notice

Subject to the provisions of the Act, to the provisions of these Articles and to any restrictions imposed on any shares, the notice shall be sent to every member who holds Voting Shares or Class C Ordinary Shares and every Director. The auditors are entitled to receive all notices of, and other communications relating to, any general meeting which any member is entitled to receive.

12.3 Contents of notice: general

Subject to the provisions of the Act, for physical general meetings, the notice shall specify the time, date and place of the meeting (including without limitation any satellite meeting place arranged for the purposes of Article 12.6, which shall be identified as such in the notice) and the general nature of the business to be dealt with and, where permitted by Law, for electronic meetings, the time, date and electronic platform for the meeting, which electronic platform may vary from time to time and from meeting to meeting as the board may, in its sole discretion, see fit, and the general nature of the business to be dealt with.

12.4 Contents of notice: additional requirements

In the case of an annual general meeting, the notice shall specify the meeting as such. In the case of a meeting to pass a special resolution, the notice shall specify the intention to propose the resolution as a special resolution.

12.5 Article 12.8 arrangements

The notice shall include details of any arrangements made for the purpose of Article 12.8 (making clear that participation in those arrangements will not amount to attendance at the meeting to which the notice relates).

12.6 General meetings at more than one place

The board may resolve to enable persons entitled to attend a general meeting to do so by simultaneous attendance and participation at a satellite meeting place anywhere in the world or, where permitted by Law, by means of electronic facility or facilities hosted on an electronic platform (such meeting being an “electronic general meeting”) with no member necessarily in physical attendance at the electronic general meeting. The members holding Voting Shares present in person or by proxy at a general meeting shall be counted in the quorum for, and entitled to vote at, the general meeting in question, and that meeting shall be duly constituted and its proceedings valid if the chair of the general meeting is satisfied that adequate facilities are available throughout the general meeting to ensure that members attending at all the meeting places are able to:

(a) participate in the business for which the meeting has been convened;

(b) hear and see all persons who speak (whether by the use of microphones, loudspeakers, audio-visual communications equipment or otherwise) in the principal meeting place and any satellite meeting place or electronic facility or facilities; and

(c) be heard and seen by all other persons so present in the same way.

The chair of the general meeting shall be present at, and the meeting shall be deemed to take place at, the principal meeting place. The ability to hold meetings by means of electronic facility or facilities shall be allowed to the fullest extent permitted under applicable Law.

Nothing in these Articles prevents a general meeting being held both physically and electronically.

12.7 Interruption or adjournment where facilities inadequate

If it appears to the chair of the general meeting that the facilities at the principal meeting place or any satellite meeting place or the electronic platform, facilities or security at the electronic general meeting have become inadequate for the purposes referred to in Article 12.6, then the chair may, without the consent of the meeting, interrupt or adjourn the general meeting. All business conducted at that general meeting up to the time of that adjournment shall be valid. The provisions of Article 14.6 shall apply to that adjournment.

12.8 Other arrangements for viewing and hearing proceedings

The board may make arrangements for persons entitled to attend a general meeting or an adjourned general meeting to be able to view and hear the proceedings of the general meeting or adjourned general meeting and to speak at the meeting (whether by the use of microphones, loudspeakers, audio-visual communications equipment or otherwise) by attending at a venue anywhere in the world not being a satellite meeting place. If the general meeting is only held as a physical general meeting and not also as an electronic general meeting, those attending at any such venue shall not be regarded as present at the general meeting or adjourned general meeting and shall not be entitled to vote at the meeting at or from that venue. The inability for any reason of any member present in person or by proxy at such a venue to view or hear all or any of the proceedings of the meeting or to speak at the meeting shall not in any way affect the validity of the proceedings of the meeting.

12.9 Controlling level of attendance

The board may from time to time make any arrangements for controlling the level of attendance at any venue for which arrangements have been made pursuant to Article 12.8 (including without limitation the issue of tickets or the imposition of some other means of selection) it in its absolute discretion considers appropriate, and may from time to time change those arrangements. If a member, pursuant to those arrangements, is not entitled to attend in person or by proxy at a particular venue, they shall be entitled to attend in person or by proxy at any other venue for which arrangements have been made pursuant to Article 12.8. The entitlement of any member to be present at such venue in person or by proxy shall be subject to any such arrangement then in force and stated by the notice of meeting or adjourned meeting to apply to the meeting.

12.10 Change in place and/or time of meeting

If, after the sending of notice of a general meeting but before the meeting is held, or after the adjournment of a general meeting but before the adjourned meeting is held (whether or not notice of the adjourned meeting is required), the board decides that it is impracticable or unreasonable, for a reason beyond its control, to hold the physical general meeting at the declared place (or any of the declared places, in the case of a meeting to which Article 12.6 applies) and/or time or the electronic general meeting on the electronic platform specified in the notice and/or the time, it may change the place (or any of the places, in the case of a meeting to which Article 12.6 applies) or the electronic platform and/or postpone the time at which the meeting is to be held. If such a decision is made, the board may then change the place (or any of the places, in the case of a meeting to which Article 12.6 applies) or the electronic platform and/or postpone the time again if it decides that it is reasonable to do so. In any such case:

(a) no new notice of the meeting need be sent, but the board shall, if practicable, advertise the date, time and place, or the electronic platform, of the meeting by public announcement and in two newspapers with national circulation in the United Kingdom and shall make arrangements for notices of the change of place or the electronic platform and/or postponement to appear at the original place or the electronic platform and/or at the original time; and

(b) a proxy appointment in relation to the meeting may, if by means of a document in hard copy form, be delivered to the office or to such other place within the United Kingdom as may be specified by or on behalf of the Company in accordance with Article 17.4(a) or, if in electronic form, be received at the address (if any) specified by or on behalf of the Company in accordance with Article 17.4(b).

For the purposes of this Article 12.10, “public announcement” shall mean disclosure in a press release reported by Reuters, the Dow Jones News Service, Associated Press or a comparable news service or other method of public announcement as the board may deem appropriate in the circumstances.

12.11 Meaning of participate

For the purposes of Articles 12.6, 12.7, 12.8, 12.9 and 12.10, the right of a member to participate in the business of any general meeting shall include without limitation the right to speak, vote on a poll, be represented by a proxy and have access (including electronic access) to all documents which are required by the Act or these Articles to be made available at the meeting.

12.12 Accidental omission to send notice etc.

The accidental omission to send a notice of a meeting or resolution, or to send any notification where required by the Act or these Articles in relation to the publication of a notice of meeting on a website, or to send a form of proxy where required by the Act or these Articles, to any person entitled to receive it, or the non-receipt for any reason of any such notice, resolution or notification or form of proxy by that person, whether or not the Company is aware of such omission or non-receipt, shall not invalidate the proceedings at that meeting.

12.13 Security

The board and, at any physical general meeting, the chair may make any arrangement and impose any requirement or restriction it or they consider appropriate to ensure the security of a general meeting including, without limitation, requirements for evidence of identity to be produced by those attending the meeting, the searching of their personal property and the restriction of items that may be taken into the meeting place. The board and, at any general meeting, the chair are entitled to refuse entry to a person who refuses to comply with these arrangements, requirements or restrictions. The board and, at any electronic general meeting, the chair may make any arrangement and impose any requirement or restriction it or they consider necessary to ensure the identification of those taking part and the security of the electronic communication and proportionate to those objectives. In this respect, the Company is able to authorise any voting application, system or facility for electronic general meetings as it sees fit.

13. LIST OF MEMBERS FOR VOTING AT GENERAL MEETINGS

13.1 Preparation of shareholder list

At least ten days before every general meeting, the secretary shall prepare a complete list of the members entitled to vote at the meeting. Such list shall be:

(a) be arranged in alphabetical order;

(b) show the address of each member entitled to vote at the meeting; and

(c) show the number of Voting Shares registered in the name of each member.

13.2 Shareholder list to be available for inspection

The list of members prepared in accordance with Article 13 shall be available during ordinary business hours for a period of at least ten days before the meeting for inspection by any member for any purpose relevant to the meeting. The notice of the meeting may specify the place or electronic platform where the list of members may be inspected. If the notice of the meeting does not specify the place where members may inspect the list of members, the list of members shall be available for inspection (at the discretion of the board) at either the Company’s registered office or on a website. The list of members shall be available for inspection by any member who is present at the meeting, at the place or electronic platform and for the duration, of the meeting.

14. PROCEEDINGS AT GENERAL MEETINGS

14.1 Quorum

No business shall be dealt with at any general meeting unless a quorum is present, but the absence of a quorum shall not preclude the choice or appointment of a chair, which shall not be treated as part of the business of the meeting. Save as otherwise provided by these Articles, two qualifying persons entitled to vote shall be a quorum or, if there is only one member of the Company entitled to vote at the relevant time, one qualifying person entitled to vote shall be a quorum. For the purposes of this article, a "qualifying person" means (i) an individual who is a member of the Company, (ii) a person authorised to act as the representative of a corporation in relation to the meeting, or (iii) a person appointed as a proxy of a member in relation to the meeting, or if such person is a corporation, the authorised representative of such corporation in relation to the meeting.

14.2 If quorum not present

If such a quorum is not present within five minutes (or such longer time not exceeding 30 minutes as the chair of the meeting may decide to wait) from the time appointed for the meeting, or if during a meeting such a quorum ceases to be present, the meeting, if convened on the requisition of members, shall be dissolved, and in any other case shall stand adjourned to such time and place or electronic platform as the chair of the meeting may, subject to the provisions of the Act, determine. The adjourned meeting shall be dissolved if a quorum is not present within 15 minutes after the time appointed for holding the meeting.

14.3 Chair

The chair, if any, of the board or, in their absence, any deputy chair of the Company or, in their absence, some other Director nominated by the board, shall preside as chair of the meeting. If neither the chair, deputy chair nor such other Director (if any) is present within five minutes after the time appointed for holding the meeting or is not willing to act as chair, the Directors present shall elect one of their number to be chair. If there is only one Director present and willing to act, such Director shall be chair. If no Director is willing to act as chair, or if no Director is present within five minutes after the time appointed for holding the meeting, the members present in person or by proxy and entitled to vote shall choose a member present in person or a proxy of a member or a person authorised to act as a representative of a corporation in relation to the meeting to be chair.

14.4 Directors entitled to speak

A Director shall, notwithstanding that they are not a member, be entitled to attend and speak at any general meeting and at any separate meeting of the holders of any class of shares in the capital of the Company.

14.5 Adjournment: chair’s powers

The chair may, with the consent of a meeting at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place (including any electronic platforms). No business shall be dealt with at an adjourned meeting other than business which might properly have been dealt with at the meeting had the adjournment not taken place. In addition (and without prejudice to the chair’s power to adjourn a meeting conferred by Article 12.7), the chair may adjourn the meeting to another time and place or electronic platform without such consent if it appears to them that:

(a) it is likely to be impracticable to hold or continue that meeting because of the number of members wishing to attend who are not present; or

(b) the unruly conduct of persons attending the meeting prevents or is likely to prevent the orderly continuation of the business of the meeting; or

(c) an adjournment is otherwise necessary so that the business of the meeting may be properly conducted.

14.6 Adjournment: procedures

Any such adjournment may, subject to the provisions of the Act, be for such time and to such other place (or, in the case of a meeting held at a principal meeting place and a satellite meeting place, such other places) or electronic platform as the chair may, in their absolute discretion determine, notwithstanding that by reason of such adjournment some members may be unable to be present at the adjourned meeting. Any such member may nevertheless appoint a proxy for the adjourned meeting either in accordance with Article 17.4 or by means of a document in hard copy form which, if delivered (including by electronic means) at the meeting which is adjourned to the chair or the secretary or any Director, shall be valid even though it is given at less notice than would otherwise be required by Article 17.4(a). When a meeting is adjourned for 30 days or more or for an indefinite period, notice shall be sent at least seven clear days before the date of the adjourned meeting specifying the time and place (or places, in the case of a meeting to which Article 12.6 applies) or electronic platform of the adjourned meeting and the general nature of the business to be transacted. Otherwise it shall not be necessary to send any notice of an adjournment or of the business to be dealt with at an adjourned meeting.

14.7 Amendments to resolutions

If an amendment is proposed to any resolution under consideration but is in good faith ruled out of order by the chair, the proceedings on the substantive resolution shall not be invalidated by any error in such ruling. With the consent of the chair, an amendment may be withdrawn by its proposer before it is voted on. No amendment to a resolution duly proposed as a special resolution may be considered or voted on (other than a mere clerical amendment to correct a patent error). No amendment to a resolution duly proposed as an ordinary resolution may be considered or voted on (other than a mere clerical amendment to correct a patent error) unless either:

(a) at least 48 hours before the time appointed for holding the meeting or adjourned meeting at which the ordinary resolution is to be considered (which, if the board so specifies, shall be calculated taking no account of any part of a day that is not a working day), notice of the terms of the amendment and the intention to move it has been delivered in hard copy form to the office or to such other place as may be specified by or on behalf of the Company for that purpose, or received in electronic form at such address (if any) for the time being specified by or on behalf of the Company for that purpose; or

(b) the chair in their absolute discretion decides that the amendment may be considered and voted on.

14.8 Methods of voting – Poll voting entrenched

A resolution put to the vote of a general meeting shall be decided on a poll. This requirement for poll voting on resolutions at a general meeting of the Company may only be removed, amended or varied by resolution of the members holding Voting Shares passed unanimously at a general meeting of the Company.

14.9 Conduct of poll

Subject to Article 14.10, a poll shall be taken as the chair directs and they may, and shall if required by the meeting, appoint scrutineers (who need not be members) and fix a time and place for declaring the result of the poll. The result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

14.10 When poll to be taken

A poll on the election of a chair or on a question of adjournment shall be taken immediately. A poll on any other question shall be taken at either the meeting or at such time and place or electronic platform as the chair directs not being more than 30 days after the meeting.

14.11 Effectiveness of special resolutions

Where for any purpose an ordinary resolution of the Company is required, a special resolution shall also be effective.

15. PROPOSED SHAREHOLDER RESOLUTIONS

15.1 Content of member requests for requisitioned resolution and general meetings

(a) Where a member or members, in accordance with the provisions of the Act, request the Company to: (i) call a general meeting for the purposes of bringing a resolution before the meeting; or (ii) give notice of a resolution to be proposed at an annual general meeting, such request must, in each case and in addition to the requirements of the Act contain the following:

(i) to the extent that that request relates to the nomination of a Director, as to each person whom the member(s) propose(s) to nominate for election or re-election as a Director, all information relating to such person that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, and the regulations promulgated thereunder, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected;

(ii) to the extent that that request relates to any business other than the nomination of a Director that the member(s) propose(s) to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such member(s) (other than where the member is a Depositary) and any Member Associated Person (as defined below), individually or in the aggregate, including any anticipated benefit to the member(s) (other than where the member is a Depositary) or the Member Associated Person therefrom; and

(iii) as to the member(s) giving the notice and the Member Associated Person, if any, on whose behalf the nomination or proposal is made:

(A) the name and address of such member(s), as they appear on the Company’s books, and of such Member Associated Persons, if any;

(B) the class and number of shares of the Company which are owned beneficially and of record by such member(s) and such Member Associated Persons, if any;

(C) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock) has been made, the effect or intent of which is to mitigate loss to or manage risk or benefit of stock price changes for, or to increase or decrease the voting power of, such member(s) (other than where the member is a Depositary) or any such Member Associated Persons with respect to any shares of the Company (which information shall be updated by such member(s) as of the record date of the meeting not later than ten days after the record date for the meeting);

(D) a description of all agreements, arrangements and understandings between such member (other than where the member is a Depositary) and such Member Associated Persons, if any, each proposed nominee and any other person or persons (including their names) in connection with the nomination of a Director or the proposal of any other business by such member(s) or such Member Associated Person, if any;

(E) any other information relating to such member or such beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of Directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and

(F) to the extent known by the member(s) giving the notice, the name and address of any other member supporting the nominee for election or re- election as a Director or the proposal of other business on the date of such request.

(b) For purposes of this Article 15.1, a “Member Associated Person” of any member shall mean: (i) any person controlling, directly or indirectly, or acting in concert with, such member; (ii) any beneficial owner of shares of stock of the Company owned of record or beneficially by such member; and (iii) any person controlling, controlled by or under common control with such Member Associated Person.

(c) If a request made in accordance with Article 15.1(a) does not include the information specified in that Article, or if a request made in accordance with Article 15.1(a) is not received in the time and manner indicated in Article 15.2, in respect of the shares which the relevant member(s) hold (the “member default shares”) the relevant member(s) shall not be entitled to vote, either personally or by proxy at a general meeting or at a separate meeting of the holders of that class of shares (or at an adjournment of any such meeting), the member default shares with respect to the matters detailed in the request made in accordance with Article 15.1(a).

15.2 Time for receiving requests

(a) Without prejudice to the rights of any member under the Act, a member who makes a request to which Article 15.1(a) relates, must deliver any such request in writing to the secretary at the Company’s registered office not earlier than the close of business on the one hundred and twentieth (120th) calendar day nor later than the close of business on the ninetieth (90th) calendar day prior to the date of the first anniversary of the preceding year’s annual general meeting; provided, however, that in the event that the date of an annual meeting is more than thirty (30) calendar days before or more than sixty (60) calendar days after the date of the first anniversary of the preceding year’s annual general meeting, notice by the member must be so delivered in writing not earlier than the close of business on the one hundred and twentieth (120th) calendar day prior to such annual general meeting and not later than the close of business on the later of (i) the ninetieth (90th) calendar day prior to such annual general meeting and (ii) the 10th calendar day after the day on which public announcement of the date of such annual general meeting is first made by the Company. In no event shall any adjournment or postponement of an annual general meeting or the public announcement thereof commence a new time period for the giving of a member’s notice as described in this Article.

(b) Notwithstanding anything in the foregoing provisions of this Article 15.2 to the contrary, in the event that the number of Directors to be elected to the board is increased and there is no public announcement by the Company naming all of the nominees for Director or specifying the size of the increased board of Directors made by the Company at least one hundred (100) calendar days prior to the date of the first anniversary of the preceding year’s annual general meeting, a member’s notice required by this Article 15.2 shall also be considered as validly delivered in accordance with Article 15.2, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary at the Company’s registered office not later than 5.00p.m., local time, on the tenth (10th) calendar day after the day on which such public announcement is first made by the Company.

(c) For purposes of this Article 15.2, “public announcement” shall mean disclosure in a press release reported by Reuters, the Dow Jones News Service, Associated Press or a comparable news service or in a document publicly filed by the Company with the U.S. Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(d) Notwithstanding the provisions of Article 15.1(a) or Article 15.1(c) or the foregoing provisions of this Article 15.2, a member shall also comply with all applicable requirements of the Act and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in Article 15.1(a) or Article 15.1(c) and this Article 15.2. Nothing in Article 15.1(a) or Article 15.1(c) or this Article 15.2 shall be deemed to affect any rights of members to request inclusion of proposals in, nor the right of the Company to omit proposals from, the Company’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act.

16. VOTES OF MEMBERS

16.1 Voting by poll

For so long as any shares are held in a settlement system operated by a Depository, any resolution put to the vote of a general meeting must be decided on a poll. This Article 16.1 may only be removed, amended or varied by resolution of the members passed unanimously at a general meeting of the Company.

16.2 Right to vote on a poll

Subject to any rights or restrictions attached to any shares (including any rights attaching to the Voting Shares), on a vote on a resolution on a poll every member present in person or by proxy shall have such number of votes for every Voting Share of which they are the holder as set out in Article 2.3.

16.3 Votes of joint holders

In the case of joint holders of a share, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders. For this purpose seniority shall be determined by the order in which the names of the holders stand in the register.

16.4 Member under incapacity

A member in respect of whom an order has been made by a court or official having jurisdiction (whether in the United Kingdom or elsewhere) in matters concerning mental disorder may vote by their receiver, curator bonis or other person authorised for that purpose appointed by that court or official. That receiver, curator bonis or other person may vote by proxy. The right to vote shall be exercisable only if evidence satisfactory to the board of the authority of the person claiming to exercise the right to vote has been delivered to the office, or another place specified in accordance with these Articles for the delivery of proxy appointments, 48 hours (or such other time specified by the board that is less than 48 hours) before the time appointed for holding the meeting or adjourned meeting at which the right to vote is to be exercised provided that the Company may specify, in any case, that in calculating the period of 48 hours (or such other time specified by the board that is less than 48 hours), no account shall be taken of any part of a day that is not a working day.

16.5 Calls in arrears

No member shall be entitled to vote at a general meeting or at a separate meeting of the holders of any class of shares in the capital of the Company, either in person or by proxy, in respect of any share held by them unless all moneys presently payable by them in respect of that share have been paid.

16.6 Members in default of section 793 of the Act

If at any time the board is satisfied that any member, or any other person appearing to be interested in shares held by such member, has been duly served with a notice under section 793 of the Act (a “section 793 notice”) and is in default for the prescribed period in supplying to the Company the information thereby required, or, in purported compliance with such a notice, has made a statement which is false or inadequate in a material particular, then the board may, in its absolute discretion at any time thereafter by notice (a “direction notice”) to such member direct that:

(a) in respect of the shares in relation to which the default occurred (the “default shares”, which expression includes any shares issued after the date of the section 793 notice in respect of those shares) the member shall not be entitled to attend or vote either personally or by proxy at a general meeting or at a separate meeting of the holders of that class of shares or on a poll; and

(b) in respect of the default shares:

(i) no payment shall be made by way of dividend and no share shall be allotted pursuant to Article 35.6; and

(ii) no transfer of any default share shall be registered unless:

(A) the member is not himself in default as regards supplying the information requested and the transfer when presented for registration is accompanied by a certificate by the member in such form as the board may in its absolute discretion require to the effect that after due and careful enquiry the member is satisfied that no person in default as regards supplying such information is interested in any of the shares the subject of the transfer; or

(B) the transfer is an approved transfer.

16.7 Copy of notice to interested persons

The Company shall send the direction notice to each other person appearing to be interested in the default shares, but the failure or omission by the Company to do so shall not invalidate such notice.

16.8 When restrictions cease to have effect

Any direction notice shall cease to have effect not more than seven days after the earlier of receipt by the Company of:

(a) a notice of an approved transfer, but only in relation to the shares transferred; or

(b) all the information required by the relevant section 793 notice, in a form satisfactory to the board.

16.9 Board may cancel restrictions

The board may at any time send a notice cancelling a direction notice.

16.10 Conversion of uncertificated shares

The Company may exercise any of its powers under Article 2.6 in respect of any default share that is held in uncertificated form.

16.11 Supplementary provisions

For the purposes of this Article and Articles 16.6, 16.7, 16.8, 16.9 and 16.10:

(a) a person shall be treated as appearing to be interested in any shares if the member holding such shares has sent to the Company a notification under section 793 of the Act which either (i) names such person as being so interested or (ii) fails to establish the identities of all those interested in the shares, and (after taking into account the said notification and any other relevant section 793 notification) the Company knows or has reasonable cause to believe that the person in question is or may be interested in the shares;

(b) the prescribed period is 14 days from the date of service of the section 793 notice; and

(c) a transfer of shares is an approved transfer if:

(i) it is a transfer of shares pursuant to an acceptance of a takeover offer (within the meaning of section 974 of the Act); or

(ii) the board is satisfied that the transfer is made pursuant to a sale of the whole of the beneficial ownership of the shares the subject of the transfer to a party unconnected with the member and with any other person appearing to be interested in the shares; or

(iii) the transfer results from a sale made through a recognised investment exchange as defined in the Financial Services and Markets Act 2000 or any other stock exchange outside the United Kingdom on which the Company’s shares are normally traded.

16.12 Section 794 of the Act

Nothing contained in Articles 16.6, 16.7, 16.8, 16.9, 16.10 or 16.11 limits the power of the Company under section 794 of the Act.

16.13 Errors in voting

If any votes are counted which ought not to have been counted, or might have been rejected, the error shall not vitiate the result of the voting unless it is pointed out at the same meeting, or at any adjournment of the meeting, and, in the opinion of the chair, it is of sufficient magnitude to vitiate the result of the voting.

16.14 Objection to voting

No objection shall be raised to the qualification of any voter except at the meeting or adjourned meeting or poll at which the vote objected to is tendered. Every vote not disallowed at such meeting shall be valid and every vote not counted which ought to have been counted shall be disregarded. Any objection made in due time shall be referred to the chair whose decision shall be final and conclusive.

16.15 Voting: additional provisions

On a poll, a member entitled to more than one vote need not, if they vote, use all their votes or cast all the votes they use in the same way.

16.16 Shares held by a Depositary

For the purpose of this Article 16:

(a) where any person appearing to be interested in any shares has been served with a section 793 notice and such shares are held by a Depositary, the provisions of this Article 16 shall be deemed to apply only to those shares held by the Depositary in which such person appears to be interested and not (so far as that person’s apparent interest is concerned) to any other shares held by the Depositary in which such person does not have an interest and references to default shares shall be construed accordingly;

(b) where the shareholder on whom a section 793 notice has been served is a Depositary, the obligations of the Depositary (acting solely in the Depositary’s capacity as such) shall be limited to disclosing to the Company such information relating to any person appearing to be interested in the shares held by it as has been recorded by the Depositary and the provision of such information shall be at the Company’s cost.

17. PROXIES AND CORPORATE REPRESENTATIVES

17.1 Appointment of proxy: form

The appointment of a proxy shall be:

(a) in the case of a proxy relating to shares in the capital of the Company held in the name of a Depositary, in a form or manner of communication approved by the board, which may include, without limitation, a voter instruction form to be provided to the Company by certain third parties on behalf of the Depositary. Subject thereto, the appointment of a proxy may be:

(i) in hard copy form; or

(ii) in electronic form, to the electronic address provided by the Company for this purpose; or

(b) in the case of a proxy relating to shares to which Article 17.1(a) does not apply:

(i) in any usual form or in any other form or manner of communication which the board may approve. Subject thereto, the appointment of a proxy may be:

(A) in hard copy form; or

(B) in electronic form, to the electronic address provided by the Company for this purpose.

17.2 Execution of proxy

The appointment of a proxy, whether made in hard copy form or in electronic form, shall be executed in such manner as may be approved by or on behalf of the Company from time to time. Subject thereto, the appointment of a proxy shall be executed by the appointer or any person duly authorised by the appointer or, if the appointer is a corporation, executed by a duly authorised person or under its common seal or in any other manner authorised by its constitution.

17.3 Proxies: other provisions

The board may, if it thinks fit, but subject to the provisions of the Act, at the Company’s expense send hard copy forms of proxy for use at the meeting and issue invitations in electronic form to appoint a proxy in relation to the meeting in such form as may be approved by the board. The appointment of a proxy shall not preclude a member from attending and voting in person at the meeting or poll concerned. A member may appoint more than one proxy to attend on the same occasion, provided that each such proxy is appointed to exercise the rights attached to a different share or shares held by that member.

17.4 Delivery/receipt of proxy appointment

Without prejudice to Article 12.10(b) or to the second sentence of Article 14.6, the appointment of a proxy shall:

(a) if in hard copy form, be delivered by hand or by post to the office or such other place within the United Kingdom as may be specified by or on behalf of the Company for that purpose:

(i) in the notice convening the meeting; or

(ii) in any form of proxy sent by or on behalf of the Company in relation to the meeting,

by the time specified by the board (as the board may determine, in compliance with the provisions of the Act) in any such notice or form of proxy.

(b) if in electronic form, be received at any address to which the appointment of a proxy may be sent by electronic means pursuant to a provision of the Act or to any other address specified by or on behalf of the Company for the purpose of receiving the appointment of a proxy in electronic form:

(i) in the notice convening the meeting; or

(ii) in any form of proxy sent by or on behalf of the Company in relation to the meeting; or

(iii) in any invitation to appoint a proxy issued by the Company in relation to the meeting; or

(iv) on a website that is maintained by or on behalf of the Company and identifies the Company,

by the time specified by the board (as the board may determine, in compliance with the provisions of the Act) in any such method of notification.

The board may specify, when determining the dates by which proxies are to be lodged, that no account need be taken of any part of a day that is not a working day.

17.5 Authentication of proxy appointment not made by holder

Subject to the provisions of the Act, where the appointment of a proxy is expressed to have been or purports to have been made, sent or supplied by a person on behalf of the holder of a share:

(a) the Company may treat the appointment as sufficient evidence of the authority of that person to make, send or supply the appointment on behalf of that holder; and

(b) that holder shall, if requested by or on behalf of the Company at any time, send or procure the sending of reasonable evidence of the authority under which the appointment has been made, sent or supplied (which may include, without limitation, a copy of such authority certified notarially or in some other way approved by the board), to such address and by such time as may be specified in the request and, if the request is not complied with in any respect, the appointment may be treated as invalid.

17.6 Validity of proxy appointment

Subject to Article 17.5 and the provisions of the Act, a proxy appointment which is not delivered or received in accordance with Article 17.4 shall be invalid. When two or more valid proxy appointments are delivered or received in respect of the same share for use at the same meeting, the one that was last delivered or received shall be treated as replacing or revoking the others as regards that share, provided that if the Company determines that it has insufficient evidence to decide whether or not a proxy appointment is in respect of the same share, it shall be entitled to determine which proxy appointment (if any) is to be treated as valid. Subject to the Act, the Company may determine at its discretion when a proxy appointment shall be treated as delivered or received for the purposes of these Articles.

17.7 Rights of proxy

A proxy appointment shall be deemed to entitle the proxy to exercise all or any of the appointing member’s rights to attend and to speak and vote at a meeting of the Company in respect of the shares to which the proxy appointment relates. The proxy appointment shall, unless it provides to the contrary, be valid for any adjournment of the meeting as well as for the meeting to which it relates.

17.8 Company not required to check proxy votes

The Company shall not be required to check that a proxy or corporate representative votes in accordance with any instructions given by the member by whom they are appointed. Any failure to vote as instructed shall not invalidate the proceedings on the resolution.

17.9 Corporate representatives

Any corporation which is a member of the Company (in this Article the “grantor”) may, by resolution of its Directors or other governing body, authorise such person or persons as it thinks fit to act as its representative or representatives at any meeting of the Company or at any separate meeting of the holders of any class of shares. A Director, the secretary or other person authorised for the purpose by the secretary may require all or any of such persons to produce a certified copy of the resolution of authorisation before permitting them to exercise their powers. Such person is entitled to exercise (on behalf of the grantor) the same powers as the grantor could exercise if it were an individual member of the Company. A grantor may authorise more than one person as its representative to attend on the same occasion, provided that each such person is authorised to exercise the rights attached to a different share or shares held by that member. Where more than one authorised person purports to exercise a power in respect of the same shares:

(i) if they purport to exercise the power in the same way as each other, the power is treated as exercised in that way; and

(ii) if they do not purport to exercise the power in the same way as each other, the power is treated as not exercised.

17.10 Revocation of authority

The termination of the authority of a person to act as a proxy or duly authorised representative of a corporation does not affect:

(a) whether they count in deciding whether there is a quorum at a meeting;

(b) the validity of anything they do as chair of a meeting;

(c) the validity of a poll demanded by them at a meeting; or

(d) the validity of a vote given by that person,

unless notice of the termination was either delivered or received as mentioned in the following sentence at least 48 hours (or such other time specified by the board that is less than 48 hours) before the start of the relevant meeting or adjourned meeting or (in the case of a poll taken otherwise than on the same day as the meeting or adjourned meeting) the time appointed for taking the poll. Such notice of termination shall be either by means of a document in hard copy form delivered to the office or to such other place within the United Kingdom as may be specified by or on behalf of the Company in accordance with Article 17.4(a) or in electronic form received at the address specified by or on behalf of the Company in accordance with Article 17.4(b), regardless of whether any relevant proxy appointment was effected in hard copy form or in electronic form.

17.11 Duration of general authority

A proxy given in the form of a power of attorney or similar authorisation granting power to a person to vote on behalf of a member at forthcoming meetings in general shall not be treated as valid for a period of more than three years, unless a contrary intention is stated in it.

18. NUMBER OF DIRECTORS

18.1 Composition

From the Closing Date until the Second Anniversary Date and subject to the terms of any Relevant Agreement, the board of Directors shall comprise of up to eleven (11) Directors, being

(A) six (6) Independent Directors (including at least two (2) female Independent Directors), (B) four (4) Investor Nominee Directors and (C) one (1) MKC Nominee Director. From and after the Second Anniversary Date, the Board shall be comprised of (i) up to ten (10) Directors, if there are three (3) or fewer Investor Nominee Directors (other than the Founder Director) or (ii) up to eleven (11) Directors, if there are four (4) Investor Nominee Directors (other than the Founder Director), in each case (A) a majority of whom shall be Independent Directors, and (B) at least two (2) of the directors shall be female.

Provided that in case of resignation or cessation of any Independent Director and / or female Director, the resulting vacancy shall be filled-up by the board of Directors within a period of six months from the date of such vacancy and in the interim the board of Directors shall continue to operate with full authority.

18.2 Limits on number of Directors

The number of Directors shall be not less than two (2) and, the maximum number of Directors on the Board shall be established and remain in accordance with Article 18.1, and any action by the Board to increase or decrease the maximum size of the Board shall require the prior written consent of each Investor that has a Director Appointment Right at such time; provided, that, notwithstanding the foregoing but without prejudice to Article 23.2 (i), in the event that an Investor (including any assignee or Transferee of an Investor’s Director Appointment Right(s), to the extent the assignment or Transfer of such Director Appointment Right is made pursuant to any assignment rights thereof) ceases to have a Director Appointment Right pursuant to Article 19.1, the size of the Board may be decreased by the one (1) Director such Investor ceases to have such right to appoint, without the consent of any Investor.

18.3 Location of Directors

The majority of the board of the Company shall not be resident in India, the United Kingdom, the Channel Islands or the Isle of Man.

19. APPOINTMENT OF DIRECTORS

19.1 Investor Nominee Directors

On and following the Closing Date, the Voting Investors and the Founder Investors shall be entitled from time to time to appoint or reappoint certain directors of the Company in the manner set forth below and to remove from office any such person so appointed and appoint another person in that person's place (each such person with respect to an applicable Voting Investor, such Voting Investor's "Investor Nominee Director") as follows:

(a) (i) for so long as the Founder Investors, together with their respective Affiliates, hold at least forty percent (40%) of the Equivalent Voting Beneficial Shares held by the Founder Investors as of the Closing Date (excluding, for the avoidance of doubt, any dilution resulting from any Share issuance by the Company after the Closing Date) or, (ii) for so long as the Founder is the Chief Executive Officer or Chairman of the Group, whichever is later, the Founder Investors shall be entitled to appoint one (1) Director, who, as of the Closing Date and until the Founder ceases to serve as the Chief Executive Officer or Chairman of the Group, shall be himself, and thereafter shall be any Person appointed by the Founder Investors in accordance with this Article 19 (hereinafter referred to in such capacity as the "Founder Director") .

(b) until the Second Anniversary Date and for so long as Platinum Cactus, together with its Affiliates, holds at least fifteen percent (15%) of the Equivalent Outstanding Voting Beneficial Shares, Platinum Cactus shall be entitled to appoint one (1) Director ;

(c) until the Second Anniversary Date and for so long as CPPIB, together with its Affiliates, holds: (i) equal to or greater than twenty six percent (26%) of the Equivalent Outstanding Voting Beneficial Shares, CPPIB shall be entitled to appoint two (2) Directors, or (ii) equal to or greater than fifteen percent (15%) but less than twenty six percent (26%) of the Equivalent Outstanding Voting Beneficial Shares, CPPIB shall be entitled to appoint one (1) Director; and

(d) Without prejudice to Article 19.1(a), from and after the Second Anniversary Date, (i) the Major Investor, if any, shall be entitled to appoint two (2) Directors, and (ii) each Voting Investor that, together with its Affiliates, holds at least fifteen percent (15%) of the Equivalent Outstanding Voting Beneficial Shares and that is not the Major Investor shall be entitled to appoint one (1) Director; provided, that, notwithstanding the forgoing, in no event shall the total number of Directors appointed by the Voting Investors exceed four (4) and if, by operation of this Article 19.1(d), the Voting Investors as a group obtain the right to appoint more than four (4) Directors, then the Director Appointment Rights shall be reallocated among the Appointing Investors as follows: (1) if there is an Appointing Investor who is a Major Investor, (x) such Appointing Investor shall be entitled to appoint two (2) Directors, (y) the Appointing Investors holding the next two highest percentages of Equivalent Outstanding Voting Beneficial Shares (and each being not less than fifteen percent (15%)) will be entitled to appoint one (1) Director each, and (z) no other Voting Investor(s) shall be an Appointing Investor; or (2) if no Appointing Investor is a Major Investor, then (x) the Appointing Investors with the four (4) highest percentages of Equivalent Outstanding Voting Beneficial Shares (each being not less than fifteen percent (15%)) will each be entitled to appoint one Director, and (y) no other Voting Investor(s) shall be an Appointing Investor.

If at any time following the Second Anniversary Date an Appointing Investor (other than the Founder Investors) that has a Director Appointment Right pursuant to Article 19.1(d) as of the Second Anniversary Date ceases to hold (together with its Affiliates) at least fifteen percent (15%) of the Equivalent Outstanding Voting Beneficial Shares, such Appointing Investor shall (x) immediately cease to have the right to appoint a director pursuant to Article 19.1(d), (y) as soon as reasonably practicable notify the Company of that fact, and (z) unless the Board requests otherwise, procure the resignation of its Investor Nominee Director from the Board and each committee of the Board on which such Investor Nominee Director serves as soon as reasonably possible (and in any event within 15 Business Days) or on such reasonable date as the Board notifies such Appointing Investor that the Investor's Nominee Director should resign.

19.2 MKC Nominee Director

As at the Closing Date until the Second Anniversary Date, MKC shall be entitled to appoint and maintain in office one (1) Director on the board (the “MKC Nominee Director”) and to remove any such person so appointed and appoint another person in that person’s place. Any appointment made by MKC pursuant to this Article 19.2 shall automatically take effect upon MKC notifying the Company in writing of such appointment.

19.3 Nominee Observers

On and following the Closing Date and notwithstanding any other Article, the Investors set forth below shall be entitled from time to time to appoint or reappoint certain observers of the Company in the manner set forth below and to remove any such person so appointed and appoint another person in that person’s place (each such person with respect to an applicable Investor, such Investor’s “Nominee Observer”):

(a) JERA shall be entitled from time to time to appoint one person as an observer on the Board and to remove any such person so appointed and appoint another person in that person's place, provided that JERA together with its Affiliates, holds at least forty percent (40%) of the Class A Shares held by JERA as of the Closing Date (excluding, for the avoidance of doubt, any dilution resulting from any Share issuance by the Company after the Closing Date) and JERA does not hold a Director Appointment Right pursuant to Article 19.1(d) at the relevant time;

(b) for so long as MKC, together with its Affiliates, holds at least forty per cent. (40%) of the Effective Economic Interest held by RMG as of the Closing Date (excluding, for the avoidance of doubt, any dilution resulting from any share issuance by the Company after the Closing Date), MKC shall be entitled from time to time to appoint one person as an observer on the board and to remove any such person so appointed and appoint another person in that person’s place; and

(c) for so long as the Founder, together with his Affiliates, including the other Founder Investors, holds at least forty per cent. (40%) of the Effective Economic Interest held by the Founder Investors as of the Closing Date (excluding, for the avoidance of doubt, any dilution resulting from any Share issuance by the Company after the Closing Date), the Founder shall be entitled from time to time appoint one person as an observer on the board and to remove any such person so appointed and appoint another person in that person’s place.

The Nominee Observers shall only be entitled to (A) receive a copy of all notices, documents and other materials which are provided to Directors, or which Directors are entitled to, at the same time such notices, documents and other materials are provided to the Directors, in connection with any meetings of the board or any committee of the board or any other matters to be resolved upon by the board and (B) attend all meetings of the board and any committee of the board. For the avoidance of doubt, a Nominee Observer is not to be a Director and, accordingly, shall not (I) be entitled to vote in any meetings of the board or any committee of the board, or (II) be counted for purposes of deciding whether there is a quorum at a meeting.

19.4 Eligibility for election or appointment

Each Director elected or appointed shall hold office until their successor is elected or appointed,

or until their earlier resignation or removal in accordance with Articles 19.1, 19.2, 24.1 or 24.2.

Other than for Nominee Directors, no person shall be appointed a Director at any general meeting unless:

(a) they are recommended by the board; or

(b) notice in respect of that person is given by a member qualified to vote at the meeting has been received by the Company in accordance with Article 15.1(a) and Article 15.2 or section 338 of the Act of the intention to propose that person for appointment stating the particulars which would, if they were so appointed, be required to be included in the Company’s register of directors, together with notice by that person of their willingness to be appointed.

Each Appointing Investor with a Director Appointment Right shall not appoint as such Investor’s Nominee Director any individual who is or has been:

(a) subject to any “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) promulgated under the U.S. Securities Act of 1933, as amended, or

(b) disqualified to act as a director under the Act or under the United Kingdom Company Directors Disqualification Act 1986.

If the appointment of any Nominee Director or Nominee Observer is prohibited under the NASDAQ listing rules, by applicable Law or any other provision of these Articles, or not approved by any Governmental Authority having legitimate jurisdiction over such appointment, the Company and the applicable Appointing Investor shall consult with each other in good faith concerning such objection or prohibition and the Company and such Appointing Investor shall use reasonable endeavours to obtain such permissions, consents, authorisations and/or clearances as are necessary for the appointment of such Nominee Director. In the event that such permissions, consents, authorisations and/or clearances cannot be obtained, such Appointing Investor shall appoint an alternative Nominee Director in accordance with the terms of Article 19.1.

19.5 Separate resolutions on appointment

Except as otherwise authorised by the Act, a motion for the appointment of two or more persons as directors by a single resolution shall not be made unless a resolution that it should be so made has first been agreed to by the meeting without any vote being given against it.

19.6 Additional powers of the Company

Subject to Article 18.2, Article 19.1 and Article 19.2, for Directors other than the Nominee Directors, the Company may by ordinary resolution or the board may, at a meeting of the board by way of resolution of the board or by a written resolution of the Directors, appoint a person who is willing to act to be a Director either to fill a vacancy or as an additional Director. Any vacancy caused by a Nominee Director resigning or being removed from office shall only be filled by a Director appointed by the Appointing Investor in accordance with Article 19.1 or Article 19.2 (as applicable). The appointment of a person to fill a vacancy or as an additional Director shall take effect from the end of the meeting.

19.7 Appointment by board

The board may appoint a person who is willing to act to be a Director, either to fill a vacancy or as an additional Director and in either case whether or not for a fixed term, provided that any vacancy caused by the death, disqualification, disability, retirement, removal, failure of being elected or resignation of any Nominee Director or for any other reason, shall only be filled by a Director appointed by the Appointing Investor or MKC (as applicable) in accordance with Articles 19.1,

19.2 and 19.6. Each Appointing Investor that has a Director Appointment Right has the right to remove its Nominee Director, and the exclusive right to appoint a replacement nominee to fill any vacancy so created by such removal or resignation of such Nominee Director. Any Director so appointed shall hold office until their successor is elected or until their earlier resignation or removal in accordance with Article 24.1 or Article 24.2.

19.8 Administration of appointment of directors to the board

Any appointment, removal, or reappointment of a Nominee Director or a Nominee Observer by an Investor shall be made by notice in writing by the Investor and delivered to the Company or delivered to a meeting of the board. If requested by an Investor, without prejudice to any rights of the Investor hereunder, the Company shall as soon as practicable, after the date of the notice from the Investor, ensure that the relevant person is appointed or reappointed (as the case may be) as a Director or observer (as applicable). In the case of an appointment or reappointment of a Nominee Director, such appointment or reappointment shall be on the terms of a letter of appointment, the terms of which shall, subject to changes necessary to comply with applicable Law, be substantially the same as those of the letters of appointment between the Company and the other non-executive Directors.

19.9 Administration of removal of directors from the board

If a Nominee Director is requested to resign in accordance with this Article 19 or is disqualified in accordance with Article 24, the applicable Appointing Investor that appointed such Nominee Director shall procure that such Nominee Director shall resign from the board and each committee of the board on which such Nominee Director serves, without seeking compensation for loss of office and shall waive all claims such Nominee Director may have against the Group in connection therewith. If such Nominee Director refuses to resign, such Nominee Director shall be removed pursuant to a special notice and ordinary resolution of the shareholders of the Company under section 168 of the Act as soon as practicable.

The Company may by notice in writing to the applicable Investor immediately terminate the appointment of such Investor’s Nominee Director on the board and each committee of the board on which such Nominee Director serves if such Nominee Director is disqualified by applicable Law from acting as a Director for any reason set out in Article 19.4 or otherwise.

19.10 Company to take certain actions

The Company shall procure that, from and after a date that is no later than the sixth anniversary of the Closing Date, each Director (other than Directors who hold an executive position with the Company and for so long as they hold that executive position) shall be elected on an annual basis at a general meeting of the Company’s shareholders called for the purpose of electing directors. If requested by an Appointing Investor, the Company shall take all Necessary Actions to (i) include such Investor’s Nominee Director in the slate of nominees recommended by the Board at any general meeting of shareholders called for the purpose of electing directors (or consent in lieu of meeting), and (ii) include such Investor’s Nominee Director in the proxy statement and shareholder resolution, if any, prepared by the Company with respect to the election of members of the Board and at every adjournment or postponement thereof. The Company shall use reasonable endeavours consistent with its endeavours with respect to the other Board nominees to support the election of each Nominee Director as a director of the Company; provided, that such endeavours are customary for a publicly traded company in the U.S. The Investors shall take all Necessary Actions to give effect to Articles 19.1, 19.2 and this Article 19.10, including by voting his or its Voting Shares in favor of any resolutions to give effect to such provisions.

The Company agrees, subject to the terms of these Articles and to applicable Law, that it shall not propose any resolution to its shareholders which would, if passed, remove, reduce, restrict, impair or otherwise prejudice the rights and powers of any Investor and its Nominee Director set out in these Articles, other than where any such resolution is requested by such Investor or required by applicable Law.

19.11 No share qualification

A Director shall not be required to hold any shares in the capital of the Company by way of qualification.

20. POWERS OF THE BOARD

20.1 Business to be managed by board

Subject to the provisions of the Act and these Articles and to any directions given by special resolution, the business of the Company shall be managed by the board which may pay all expenses incurred in forming and registering the Company and may exercise all the powers of the Company, including without limitation the power to dispose of all or any part of the undertaking of the Company. No alteration of the Articles and no such direction shall invalidate any prior act of the board which would have been valid if that alteration had not been made or that direction had not been given. The powers given by this Article shall not be limited by any special power given to the board by these Articles. A meeting of the board at which a quorum is present may exercise all powers exercisable by the board.

20.2 Exercise by Company of voting rights

The board may exercise the voting power conferred by the shares in any body corporate held or owned by the Company in such manner in all respects as it thinks fit (including without limitation the exercise of that power in favour of any resolution appointing its members or any of them directors of such body corporate, or voting or providing for the payment of remuneration to the directors of such body corporate).

21. CHANGE OF THE COMPANY’S NAME

The Company’s name may be changed by resolution of the board.

22. DELEGATION OF POWERS OF THE BOARD

22.1 Committees of the board

The board may delegate any of its powers to any committee consisting of one or more Directors. The board may also delegate to any Director holding any executive office such of its powers as the board considers desirable to be exercised by them. Any such delegation shall, in the absence of express provision to the contrary in the terms of delegation, be deemed to include authority to sub-delegate to one or more Directors (whether or not acting as a committee) or to any employee or agent of the Company all or any of the powers delegated and may be made subject to such conditions as the board may specify, and may be revoked or altered.

Subject to any conditions imposed by the board, the proceedings of a committee with two or more members shall be governed by these Articles regulating the proceedings of Directors so far as they are capable of applying.

22.2 Local boards etc.

The board may establish local or divisional boards or agencies for managing any of the affairs of the Company, either in the United Kingdom or elsewhere, and may appoint any persons to be members of the local or divisional boards, or any managers or agents, and may fix their remuneration. The board may delegate to any local or divisional board, manager or agent any of the powers, authorities and discretions vested in or exercisable by the board, with power to sub-delegate, and may authorise the members of any local or divisional board, or any of them, to fill any vacancies and to act notwithstanding vacancies. Any appointment or delegation made pursuant to this Article may be made on such terms and subject to such conditions as the board may decide. The board may remove any person so appointed and may revoke or vary the delegation but no person dealing in good faith and without notice of the revocation or variation shall be affected by it.

22.3 Agents

The board may, by power of attorney or otherwise, appoint any person to be the agent of the Company for such purposes, with such powers, authorities and discretions (not exceeding those vested in the board) and on such conditions as the board determines, including without limitation authority for the agent to delegate all or any of their powers, authorities and discretions, and may revoke or vary such delegation.

22.4 Offices including title “director”

The board may appoint any person to any office or employment having a designation or title including the word “director” or attach to any existing office or employment with the Company such a designation or title and may terminate any such appointment or the use of any such designation or title. The inclusion of the word “director” in the designation or title of any such office or employment shall not imply that the holder is a Director, and the holder shall not thereby be empowered in any respect to act as, or be deemed to be, a Director for any of the purposes of these Articles.

23. NECESSARY COMMITTEES OF THE BOARD

23.1 Establishment of the Necessary Committees

From and after the Closing Date, the following committees of the board shall be established and maintained:

(a) an audit committee (the “Audit Committee”), which shall review and approve the audited and unaudited financial statements and monthly management accounts of the Group, and have such other powers and authority as the board may provide by resolution;

(b) a remuneration committee (the “Remuneration Committee”), which shall (i) review and approve the compensation of the executive officers of the Group and such other employees of the Group as are assigned thereto by the board, (ii) administer any incentive compensation plans of the Group approved by the board and (iii) have such other powers and authority as the board may provide by resolution;

(c) a nomination and board governance committee (the “Nomination Committee”), which shall (i) develop the criteria and qualifications for membership on the board, (ii) subject to the terms of the Relevant Agreements, recruit, review, nominate and recommend candidates for election to the board or to fill vacancies on the board, (iii) review candidates proposed by shareholders and conduct appropriate inquiries into the background and qualifications of any such candidates and (iv) have such other powers and authority as the board may provide by resolution;

(d) a finance and operations committee (the “Finance and Operations Committee”), which shall have such other powers and authority as the board may provide by resolution; and

(e) an ESG Committee, which shall have such other powers and authority as the Board may provide by resolution.

(together, the “Necessary Committees”).

23.2 Composition of the Necessary Committees

Subject to the terms of any Relevant Agreement, each of the Necessary Committees shall comprise the following numbers of Directors:

(a) in relation to the Audit Committee, three (3) Independent Directors;

(b) in relation to the Remuneration Committee, (A) one (1) Independent Director (who shall be the chair of the Remuneration Committee), (B) one (1) Nominee Director of an Investor that has a Director Appointment Right and (C) the Founder Director;

(c) in relation to the Nomination Committee, (A) one (1) Independent Director (who shall be the chair of the Nomination Committee), (B) one (1) Nominee Director of an Investor that has a Director Appointment Right and (C) the Founder Director; and

(d) in relation to the Finance and Operations Committee, (A) one (1) Independent Director, (B) one (1) Nominee Director of each Significant Investor and (C) the Founder Director,

provided that notwithstanding anything to the contrary in these Articles:

(i) by the Second Anniversary Date, all Necessary Committees shall comprise a majority of Independent Directors; provided, that the Major Investor, if any, will have the right to appoint one (1) Nominee Director to each committee of the Board (except on the Audit committee); provided, further, that the Founder will have the right to appoint the Founder Director to the Nomination Committee and the Finance and Operations Committee;

(ii) by the date that is five (5) years following the Closing Date, the Company and each Investor shall consult with each other in good faith concerning the member independence requirement for the committees of the Board; provided, however, that in case the Company and the Investors are not able to agree upon member independence requirements for the committees of the Board by such time, then from and after the date that is five (5) years following the Closing Date, all committees of the Board will consist only of Independent Directors, except for one (1) representative of the Group where necessary and permitted by applicable Law; and

(iii) by the Second Anniversary Date, a lead Independent Director shall have been appointed.

23.3 Observers on Necessary Committees

Unless already serving as a member of the applicable Necessary Committee, a Significant Investor may request that its Nominee Director be appointed as an observer on each of the Audit Committee, the Remuneration Committee, the Nomination Committee and the Finance and Operations Committee. Such observer shall be entitled to all rights and privileges of a member of such Necessary Committee, except (i) the right to vote in meetings of such Necessary Committee and (ii) to be considered for purposes of the calculation of a quorum.

24. DISQUALIFICATION AND REMOVAL OF DIRECTORS

24.1 Disqualification as a director

A person ceases to be a Director as soon as:

(a) that person ceases to be a Director by virtue of any provision of the Act or is prohibited from being a director by law;

(b) a bankruptcy order is made against that person;

(c) a composition is made with that person’s creditors generally in satisfaction of that person’s debts;

(d) a registered medical practitioner who is treating that person gives a written opinion to the Company stating that that person has become physically or mentally incapable of acting as a director and may remain so for more than three months;

(e) by reason of that person’s mental health, a court makes an order which wholly or partly prevents that person from personally exercising any powers or rights which that person would otherwise have;

(f) notification is received by the Company from the Director that the Director is resigning or retiring from office, and such resignation or retirement has taken effect in accordance with its terms; or

(g) that person dies.

24.2 Power of Company to remove director

The Company may, without prejudice to the provisions of the Act, by ordinary resolution remove any Director from office (notwithstanding any provision of these Articles or of any agreement between the Company and such Director, but without prejudice to any claim they may have for damages for breach of any such agreement). No special notice need be given of any resolution to remove a Director in accordance with this Article and no Director proposed to be removed in accordance with this Article has any special right to protest against their removal. Subject to these Articles in respect of a Nominee Director, the Company may, by ordinary resolution, appoint another person in place of a Director removed from office in accordance with this Article 24.

24.3 Removal of the Investor Nominee Directors

If a Nominee Director is disqualified in accordance with Article 24.1 or removed in accordance with Article 24.2, the Investor that appointed such Investor Nominee Director shall appoint such replacement to serve as a Director as notified in writing by the relevant Investor (which for the avoidance of doubt, may be the same person who has been removed in accordance with Article 24.2, but not a person who has been disqualified in accordance with Article 24.1) and lodged at the registered office for the time being of the Company or delivered to a meeting of the board. If requested by the relevant Investor, without prejudice to any rights of the Investor hereunder, the Company shall as soon as practicable, and in any event within five (5) Business Days after the date of the notice from the Investor, ensure that the person so appointed or re- appointed by the relevant Investor is appointed or re-appointed (as the case may be) as a Director, at a meeting of the board by way of resolution of the board or by a written resolution of the Directors.

25. NON-EXECUTIVE DIRECTORS

25.1 Arrangements with non-executive directors

Subject to the provisions of the Act, the board may enter into, vary and terminate an agreement or arrangement with any Director who does not hold executive office for the provision of their services to the Company. Any such agreement or arrangement may be made on such terms as the board determines.

25.2 Ordinary remuneration

Each non-executive Director shall be paid a fee for their services at such rate (less any taxes due pursuant to applicable Laws) as may from time to time be determined by the board (such fee to be paid in accordance with such Director’s directions or, in the case of a Nominee Director, at the relevant Investor’s direction).

25.3 Additional remuneration for special services

Any Director who does not hold executive office and who performs special services which in the opinion of the board are outside the scope of the ordinary duties of a Director, may be paid such extra remuneration by way of additional fee, salary, commission or otherwise as the board may determine (such extra remuneration to be paid in accordance with such Director’s directions or, in the case of a Nominee Director, at the relevant Investor’s direction).

26. DIRECTORS’ EXPENSES

26.1 Directors may be paid expenses

The Directors may be paid reasonable travelling, hotel, and other expenses properly incurred by them in connection with their attendance at meetings of the board or committees of the board, general meetings or separate meetings of the holders of any class of shares or of debentures of the Company or otherwise in connection with the discharge of their duties at the Company’s request.

27. EXECUTIVE DIRECTORS

27.1 Appointment to executive office

Subject to the provisions of the Act and these Articles, the board may appoint one or more of its body to be the holder of any executive office (including, without limitation, to hold office as president, chief executive officer and/or treasurer, but excluding that of auditor) in the Company and may enter into an agreement or arrangement with any such Director for their employment by the Company or for the provision by them of any services outside the scope of the ordinary duties of a director. Any such appointment, agreement or arrangement may be made on such terms, including without limitation terms as to remuneration, as the board determines. The board may revoke or vary any such appointment but without prejudice to any rights or claims which the person whose appointment is revoked or varied may have against the Company because of the revocation or variation.

Subject to applicable Law, the Company, the Founder and the Investors shall take all Necessary Action to cause the Founder to be appointed as the chief executive officer of the Company as of the Closing Date.

27.2 Termination of appointment to executive office

Any appointment of a Director to an executive office shall terminate if they cease to be a Director but without prejudice to any rights or claims which they may have against the Company by reason of such cessation. A Director appointed to an executive office shall not cease to be a Director merely because their appointment to such executive office terminates.

27.3 Emoluments to be determined by the board

The emoluments of any Director holding executive office for their services as such shall be determined by the board, and may be of any description, including without limitation admission to, or continuance of, membership of any scheme (including any share acquisition scheme) or fund instituted or established or financed or contributed to by the Company for the provision of pensions, life assurance or other benefits for employees or their dependants, or the payment of a pension or other benefits to them or their dependants on or after retirement or death, apart from membership of any such scheme or fund.

28. DIRECTORS’ INTERESTS

28.1 Authorisation under section 175 of the Act

For the purposes of section 175 of the Act, the board may authorise any matter proposed to it in accordance with these Articles which would, if not so authorised, involve a breach of duty by a Director under that section, including, without limitation, any matter which relates to a situation in which a Director has, or can have, an interest which conflicts, or possibly may conflict, with the interests of the Company. Any such authorisation will be effective only if:

(a) any requirement as to quorum at the meeting at which the matter is considered is met without counting the Director in question or any other interested Director; and

(b) the matter was agreed to without their voting or would have been agreed to if their votes had not been counted.

The board may (whether at the time of the giving of the authorisation or subsequently) make any such authorisation subject to any limits or conditions it expressly imposes but such authorisation is otherwise given to the fullest extent permitted. The board may vary or terminate any such authorisation at any time.

For the purposes of the Articles, a conflict of interest includes a conflict of interest and duty and a conflict of duties, and interest includes both direct and indirect interests.

28.2 Director may contract with the Company and hold other offices etc

Provided that they have disclosed to the board the nature and extent of their interest (unless the circumstances referred to in section 177(5) or section 177(6) of the Act apply, in which case no such disclosure is required) a Director notwithstanding their office:

(a) may be a party to, or otherwise interested in, any transaction or arrangement with the Company or in which the Company is otherwise (directly or indirectly) interested;

(b) may act by themselves or their firm in a professional capacity for the Company (otherwise than as auditor) and they shall be entitled to remuneration for professional services as if they were not a Director; and

(c) may be a director or other officer of, or employed by, or a party to a transaction or arrangement with, or otherwise interested in, any body corporate:

(i) in which the Company is (directly or indirectly) interested as shareholder or otherwise; or

(ii) with which they have such a relationship at the request or direction of the Company.

28.3 Remuneration, benefits etc.

A Director shall not, by reason of their office, be accountable to the Company for any remuneration or other benefit which they derive from any office or employment or from any transaction or arrangement or from any interest in any body corporate:

(a) the acceptance, entry into or existence of which has been approved by the board pursuant to Article 28.1 (subject, in any such case, to any limits or conditions to which such approval was subject); or

(b) which they are permitted to hold or enter into by virtue of paragraph (a), (b) or (c) of Article 28.2;

nor shall the receipt of any such remuneration or other benefit constitute a breach of their duty under section 176 of the Act.

28.4 Notification of interests

Any disclosure required by Article 28.2 may be made at a meeting of the board, by notice in writing or by general notice or otherwise in accordance with section 177 of the Act.

28.5 Waiver of corporate opportunity and duty of confidentiality to another person

A Director shall be under no duty to the Company with respect to any information or opportunity which they obtain or have obtained otherwise than solely in their capacity as a Director and, in case of each Director other than the Non-Founder Nominee Directors, for which they owe a duty of confidentiality to another person and, in case of the Non-Founder Nominee Directors, irrespective of whether they owe a duty of confidentiality to another person. However, to the extent that the relationship of a Director (other than a Non-Founder Nominee Director) with that other person gives rise to a conflict of interest or possible conflict of interest, this Article applies only if the existence of that relationship has been approved by the board pursuant to Article 28.1. In particular, such Director shall not be in breach of the general duties they owe to the Company by virtue of sections 171 to 177 of the Act because they fail:

(a) to disclose any such information to the board or to any Director or other officer or employee of the Company; and/or

(b) to use or apply any such information in performing their duties as a Director.

Notwithstanding anything to the contrary in these Articles, no Investor nor its Affiliates shall be restricted or prevented from pursuing any business opportunity or be obliged to present, or procure that any Affiliate of such Investor presents, such business opportunity to the Company.

28.6 Consequences of authorisation

Where (i) the existence of a Director’s relationship with another person has been approved by the board pursuant to Article 28.1 and their relationship with that person gives rise to a conflict of interest or possible conflict of interest, or (ii) if the Director is a Non-Founder Nominee Director, the Director shall not be in breach of the general duties they owe to the Company by virtue of sections 171 to 177 of the Act because they:

(a) absent themselves from meetings of the board at which any matter relating to the conflict of interest or possible conflict of interest will or may be discussed or from the discussion of any such matter at a meeting or otherwise; and/or

(b) make arrangements not to receive documents and information relating to any matter which gives rise to the conflict of interest or possible conflict of interest sent or supplied by the Company and/or for such documents and information to be received and read by a professional adviser, for so long as they reasonably believe such conflict of interest or possible conflict of interest subsists.

28.7 Without prejudice to equitable principles or rule of law

The provisions of Articles 28.5 and 28.6 are without prejudice to any equitable principle or rule of law which may excuse the Director from:

(a) disclosing information, in circumstances where disclosure would otherwise be required under these Articles; or

(b) attending meetings or discussions or receiving documents and information as referred to in Article 28.6, in circumstances where such attendance or receiving such documents and information would otherwise be required under these Articles.

28.8 Notwithstanding anything to the contrary in these Articles, a Non-Founder Nominee Director shall not be considered to have an interest which conflicts, or possibly may conflict, with the interests of the Company only on account of such Non-Founder Nominee Director being employed by an Investor.

29. GRATUITIES, PENSIONS AND INSURANCE

29.1 Gratuities and pensions

The board may (by establishment of, or maintenance of, schemes or otherwise) provide benefits, whether by the payment of gratuities or pensions or by insurance or otherwise, for any past or present Director or employee of the Company or any of its subsidiary undertakings or any body corporate associated with, or any business acquired by, any of them, and for any member of their family (including a spouse, a civil partner, a former spouse and a former civil partner) or any person who is or was dependent on them, and may (as well before as after they cease to hold such office or employment) contribute to any fund and pay premiums for the purchase or provision of any such benefit.

29.2 Insurance

Without prejudice to the provisions of Article 43.1, the board may exercise all the powers of the Company to purchase and maintain insurance for or for the benefit of any person who is or was:

(a) a Director, officer or employee of the Company, or any body which is or was the holding company or subsidiary undertaking of the Company, or in which the Company or such holding company or subsidiary undertaking has or had any interest (whether direct or indirect) or with which the Company or such holding company or subsidiary undertaking is or was in any way allied or associated; or

(b) a trustee of any pension fund in which employees of the Company or any other body referred to in paragraph (a) of this Article are or have been interested,

including without limitation insurance against any liability incurred by such person in respect of any act or omission in the actual or purported execution or discharge of their duties or in the exercise or purported exercise of their powers or otherwise in relation to their duties, powers or offices in relation to the relevant body or fund.

29.3 Directors not liable to account

No Director or former Director shall be accountable to the Company or the members for any benefit provided pursuant to these Articles. The receipt of any such benefit shall not disqualify any person from being or becoming a Director.

29.4 Section 247 of the Act

The board may make provision for the benefit of any persons employed or formerly employed by the Company or any of its subsidiaries other than a Director or former Director or shadow Director in connection with the cessation or the transfer of the whole or part of the undertaking of the Company or any subsidiary. Any such provision shall be made by a resolution of the board in accordance with section 247 of the Act.

30. PROCEEDINGS OF THE BOARD

30.1 Convening meetings

Subject to the provisions of these Articles, the board may regulate its proceedings as it thinks fit. Any two Directors may, and the secretary at the request of such Directors shall, call a meeting of the board by giving notice of the meeting to each Director. Notice of a board meeting shall be deemed to be given to a Director if it is given to them personally or sent in hard copy form to them at their last known address or such other address (if any) as may for the time being be specified by them or on their behalf to the Company for that purpose, or sent in electronic form to such address (if any) for the time being specified by them or on their behalf to the Company for that purpose. Questions arising at a meeting shall be decided by a majority of votes. Any Director may waive notice of a meeting and any such waiver may be retrospective. Any notice pursuant to this Article need not be in writing if the board so determines and any such determination may be retrospective.

30.2 Quorum

The quorum for the transaction of the business of the Board may be fixed by the Board and, unless so fixed at any other higher number, shall be any two (2) Directors then on the Board; provided, that, at all times when any Voting Investor has a Director Appointment Right pursuant to Article 19.1, at the meeting’s first call, quorum for any meeting of the Board shall require the presence (for clarification either in person or virtually) of at least two (2) Nominee Directors (if there are atleast two (2) such Nominee Directors) appointed by Appointing Investors; provided, further, that at the second call (made 15 minutes after the original scheduled time of the meeting) the previous proviso shall not apply, and the quorum shall be any two (2) Directors then on the Board. Notwithstanding the above, if an Investor Nominee Director waives his/ her right towards quorum having received all the relevant material, he / she shall be counted as present for the purpose of determining quorum. The continuing Directors or a sole continuing Director may act notwithstanding any vacancies in their number; provided, that, if the number of Directors is less than any number that may be fixed by the Board as the quorum the continuing Directors or Director may act only for the purpose of filling vacancies or of calling a general meeting. Any Director who ceases to be a Director at a board meeting may continue to be present and to act as a Director and be counted in the quorum until the termination of the board meeting if no Director objects.

30.3 Powers of directors if number falls below minimum

The continuing Directors or a sole continuing Director may act notwithstanding any vacancies in their number, but if the number of Directors is less than any number that may be fixed by the board as the quorum the continuing Directors or Director may act only for the purpose of filling vacancies or of calling a general meeting.

30.4 Chair and deputy chair

Subject to these Articles, the board may appoint one of their number to be the chair, and one of their number to be the deputy chair, of the board and may at any time remove either of them from such office. Unless they are unwilling to do so, the Director appointed as chair, or in their stead the Director appointed as deputy chair, shall preside at every meeting of the board at which they are present. If there is no Director holding either of those offices, or if neither the chair nor the deputy chair is willing to preside or neither of them is present within five minutes after the time appointed for the meeting, the Directors present may appoint one of their number to be chair of the meeting. As of the Closing Date, the chair of the board shall be the Founder.

30.5 Validity of acts of the board

All acts done by a meeting of the board, or of a committee of the board, or by a person acting as a Director, shall, notwithstanding that it be afterwards discovered that there was a defect in the appointment of any Director or any member of the committee or that any of them were disqualified from holding office, or had vacated office, or were not entitled to vote, be as valid as if every such person had been duly appointed and was qualified and had continued to be a Director and had been entitled to vote.

30.6 Resolutions in writing

A resolution in writing agreed to by all the Directors entitled to vote at a meeting of the board or of a committee of the board (not being less than the number of Directors required to form a quorum of the board) shall be as valid and effectual as if it had been passed at a meeting of the board or (as the case may be) a committee of the board duly convened and held. For this purpose:

(a) a Director signifies their agreement to a proposed written resolution when the Company receives from them a document indicating their agreement to the resolution authenticated in the manner permitted by the Act for a document in the relevant form; and

(b) the Director may send the document in hard copy form or in electronic form to such address (if any) for the time being specified by the Company for that purpose.

30.7 Meetings by telephone etc.

Without prejudice to the first sentence of Article 30.1, a person entitled to be present at a meeting of the board or of a committee of the board shall be deemed to be present for all purposes if they are able (directly or by electronic communication) to speak to and be heard by all those present or deemed to be present simultaneously. A Director so deemed to be present shall be entitled to vote and be counted in a quorum accordingly. The word “meeting” in these Articles shall be construed accordingly.

30.8 Directors’ power to vote on contracts in which they are interested

Except as otherwise provided by these Articles, a Director shall not vote at a meeting of the board or a committee of the board on any resolution of the board concerning a matter in which they have an interest (other than by virtue of their interests in shares or debentures or other securities of, or otherwise in or through, the Company) which can reasonably be regarded as likely to give rise to a conflict with the interests of the Company, unless their interest arises only because the resolution concerns one or more of the following matters:

(a) the giving of a guarantee, security or indemnity in respect of money lent or obligations incurred by them or any other person at the request of or for the benefit of, the Company or any of its subsidiary undertakings;

(b) the giving of a guarantee, security or indemnity in respect of a debt or obligation of the Company or any of its subsidiary undertakings for which the Director has assumed responsibility (in whole or part and whether alone or jointly with others) under a guarantee or indemnity or by the giving of security;

(c) a contract, arrangement, transaction or proposal concerning an offer of shares, debentures or other securities of the Company or any of its subsidiary undertakings for subscription or purchase, in which offer they are or may be entitled to participate as a holder of securities or in the underwriting or sub-underwriting of which they are to participate;

(d) a contract, arrangement, transaction or proposal concerning any other body corporate in which they or any person connected with them is interested, directly or indirectly, and whether as an officer, shareholder, creditor or otherwise, if they and any persons connected with them do not to their knowledge hold an interest (as that term is used in sections 820 to 825 of the Act) representing one per cent. (1%) or more of either any class of the equity share capital of such body corporate (or any other body corporate through which their interest is derived) or of the voting rights available to members of the relevant body corporate (any such interest being deemed for the purpose of this Article to be likely to give rise to a conflict with the interests of the Company in all circumstances);

(e) a contract, arrangement, transaction or proposal for the benefit of employees of the Company or of any of its subsidiary undertakings which does not award them any privilege or benefit not generally accorded to the employees to whom the arrangement relates; and

(f) a contract, arrangement, transaction or proposal concerning any insurance which the Company is empowered to purchase or maintain for, or for the benefit of, any Directors or for persons who include Directors.

The Company may by ordinary resolution suspend or relax to any extent, either generally or in respect of any particular matter, any provision of these Articles prohibiting a Director from voting at a meeting of the board or of a committee of the board.

30.9 Division of proposals

Where proposals are under consideration concerning the appointment (including without limitation fixing or varying the terms of appointment) of two or more Directors to offices or employments with the Company or any body corporate in which the Company is interested, the proposals may be divided and considered in relation to each Director separately. In such cases each of the Directors concerned shall be entitled to vote in respect of each resolution except that concerning their own appointment.

30.10 Decision of chair final and conclusive

If a question arises at a meeting of the board or of a committee of the board as to the entitlement of a Director to vote, the question may, before the conclusion of the meeting, be referred to the chair of the meeting and their ruling in relation to any Director other than himself shall be final and conclusive except in a case where the nature or extent of the interests of the Director concerned have not been fairly disclosed. If any such question arises in respect of the chair of the meeting, it shall be decided by resolution of the board (on which the chair shall not vote) and such resolution will be final and conclusive except in a case where the nature and extent of the interests of the chair have not been fairly disclosed.

31. SECRETARY

31.1 Appointment and removal of secretary

Subject to the provisions of the Act, the secretary shall be appointed by the board for such term, at such remuneration and on such conditions as it may think fit. Any secretary so appointed may be removed by the board, but without prejudice to any claim for damages for breach of any contract of service between them and the Company.

32. MINUTES

32.1 Minutes required to be kept

The board shall cause minutes to be recorded for the purpose of:

(a) all appointments of officers made by the board; and

(b) all proceedings at meetings of the Company, the holders of any class of shares in the capital of the Company, the board and committees of the board, including the names of the Directors present at each such meeting.

32.2 Conclusiveness of minutes

Any such minutes, if purporting to be authenticated by the chair of the meeting to which they relate or of the next meeting, shall be sufficient evidence of the proceedings at the meeting without any further proof of the facts stated in them.

33. THE SEAL

33.1 Authority required for execution of deed

The seal shall only be used by the authority of a resolution of the board. The board may determine who shall sign any document executed under the seal. If they do not, it shall be signed by at least one Director and the secretary or by at least two Directors. Any document may be executed under the seal by impressing the seal by mechanical means or by printing the seal or a facsimile of it on the document or by applying the seal or a facsimile of it by any other means to the document. A document executed, with the authority of a resolution of the board, in any manner permitted by section 44(2) of the Act and expressed (in whatever form of words) to be executed by the Company has the same effect as if executed under the seal.

33.2 Certificates for shares and debentures

The board may by resolution determine either generally or in any particular case that any certificate for shares or debentures or representing any other form of security may have any signature affixed to it by some mechanical or electronic means, or printed on it or, in the case of a certificate executed under the seal, need not bear any signature.

34. REGISTERS

34.1 Overseas and local registers

Subject to the provisions of the Act, the Company may keep an overseas or local or other register in any place, and the board may make, amend and revoke any regulations it thinks fit about the keeping of that register.

34.2 Authentication and certification of copies and extracts

Any Director or the secretary or any other person appointed by the board for the purpose shall have power to authenticate and certify as true copies of and extracts from:

(a) any document comprising or affecting the constitution of the Company, whether in hard copy form or electronic form;

(b) any resolution passed by the Company, the holders of any class of shares in the capital of the Company, the board or any committee of the board, whether in hard copy form or electronic form; and

(c) any book, record and document relating to the business of the Company, whether in hard copy form or electronic form (including without limitation the accounts).

If certified in this way, a document purporting to be a copy of a resolution, or the minutes or an extract from the minutes of a meeting of the Company, the holders of any class of shares in the capital of the Company, the board or a committee of the board, whether in hard copy form or electronic form, shall be conclusive evidence in favour of all persons dealing with the Company in reliance on it or them that the resolution was duly passed or that the minutes are, or the extract from the minutes is, a true and accurate record of proceedings at a duly constituted meeting.

35. DIVIDENDS

35.1 Declaration of dividends

Subject to the provisions of the Act, the Company may by ordinary resolution declare dividends in accordance with the respective rights of the members, but no dividend shall exceed the amount recommended by the board.

35.2 Interim dividends

Subject to the provisions of the Act, the board may pay interim dividends if it appears to the board that they are justified by the profits of the Company available for distribution. If the share capital is divided into different classes, the board may:

(a) pay interim dividends on shares which confer deferred or non-preferred rights with regard to dividends as well as on shares which confer preferential rights with regard to dividends, but no interim dividend shall be paid on shares carrying deferred or non- preferred rights if, at the time of payment, any preferential dividend is in arrears; and

(b) pay at intervals settled by it any dividend payable at a fixed rate if it appears to the board that the profits available for distribution justify the payment.

If the board acts in good faith it shall not incur any liability to the holders of shares conferring preferred rights for any loss they may suffer by the lawful payment of an interim dividend on any shares having deferred or non-preferred rights.

35.3 Declaration and payment in different currencies

Dividends may be declared and paid in any currency or currencies that the board shall determine. The board may also determine the exchange rate and the relevant date for determining the value of the dividend in any currency.

35.4 Apportionment of dividends

Except as otherwise provided by the rights attached to shares, all dividends shall be declared and paid according to the amounts paid up on the shares (being the nominal value on the shares) on which the dividend is paid; but no amount paid on a share in advance of the date on which a call is payable shall be treated for the purpose of this Article as paid on the share. All dividends shall be apportioned and paid proportionately to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid; but, if any share is allotted or issued on terms providing that it shall rank for dividend as from a particular date, that share shall rank for dividend accordingly.

35.5 Dividends in specie

A general meeting declaring a dividend may, on the recommendation of the board, by ordinary resolution direct that it shall be satisfied wholly or partly by the distribution of assets, including without limitation paid up shares or debentures of another body corporate. The board may make any arrangements it thinks fit to settle any difficulty arising in connection with the distribution, including without limitation (a) the fixing of the value for distribution of any assets, (b) the payment of cash to any member on the basis of that value in order to adjust the rights of members, and (c) the vesting of any asset in a trustee.

35.6 Scrip dividends: authorising resolution

The board may, if authorised by an ordinary resolution of the Company (the “Resolution”), offer any holder of shares the right to elect to receive shares, credited as fully paid, instead of cash in respect of the whole (or some part, to be determined by the board) of all or any dividend specified by the Resolution. The offer shall be on the terms and conditions and be made in the manner specified in Article 35.7 or, subject to those provisions, specified in the Resolution.

35.7 Scrip dividends: procedures

The following provisions shall apply to the Resolution and any offer made pursuant to it and Article 35.6.

(a) The Resolution may specify a particular dividend, or may specify all or any dividends declared within a specified period.

(b) Each holder of shares shall be entitled to that number of new shares as are together as nearly as possible equal in value to (but not greater than) the cash amount (disregarding any tax credit) of the dividend that such holder elects to forgo (each a “new share”). For this purpose, the value of each new share shall be:

(i) equal to the “average quotation” for the Company’s shares, that is, the average of the middle market quotations for those shares on NASDAQ or other exchange or quotation service on which the Company’s shares are listed or quoted as derived from such source as the board may deem appropriate, on the day on which such shares are first quoted ex the relevant dividend and the four subsequent Business Days; or

(ii) calculated in any other manner specified by the Resolution, but shall never be less than the par value of the new share.

A certificate or report by the auditors as to the value of a new share in respect of any dividend shall be conclusive evidence of that value.

(c) On or as soon as practicable after announcing that any dividend is to be declared or recommended, the board, if it intends to offer an election in respect of that dividend, shall also announce that intention. If, after determining the basis of allotment, the board decides to proceed with the offer, it shall notify the holders of shares of the terms and conditions of the right of election offered to them, specifying the procedure to be followed and place at which, and the latest time by which, elections or notices amending or terminating existing elections must be delivered in order to be effective.

(d) The board shall not proceed with any election unless the board has sufficient authority to allot shares and sufficient reserves or funds that may be appropriated to give effect to it after the basis of allotment is determined.

(e) The board may exclude from any offer any holders of shares where the board believes the making of the offer to them would or might involve the contravention of the laws of any territory or that for any other reason the offer should not be made to them.

(f) The dividend (or that part of the dividend in respect of which a right of election has been offered) shall not be payable in cash on shares in respect of which an election has been made (the “elected shares”) and instead such number of new shares shall be allotted to each holder of elected shares as is arrived at on the basis stated in paragraph

(b) of this Article. For that purpose the board shall appropriate out of any amount for the time being standing to the credit of any reserve or fund (including without limitation the profit and loss account), whether or not it is available for distribution, a sum equal to the aggregate nominal amount of the new shares to be allotted and apply it in paying up in full the appropriate number of new shares for allotment and distribution to each holder of elected shares as is arrived at on the basis stated in paragraph (b) of this Article.

(g) The new shares when allotted shall rank equally in all respects with the fully paid shares of the same class then in issue except that they shall not be entitled to participate in the relevant dividend.

(h) No fraction of a share shall be allotted. The board may make such provision as it thinks fit for any fractional entitlements including without limitation payment in cash to holders in respect of their fractional entitlements, provision for the accrual, retention or accumulation of all or part of the benefit of fractional entitlements to or by the Company or to or by or on behalf of any holder or the application of any accrual, retention or accumulation to the allotment of fully paid shares to any holder.

(i) The board may do all acts and things it considers necessary or expedient to give effect to the allotment and issue of any share pursuant to this Article or otherwise in connection with any offer made pursuant to this Article and may authorise any person, acting on behalf of the holders concerned, to enter into an agreement with the Company providing for such allotment or issue and incidental matters. Any agreement made under such authority shall be effective and binding on all concerned.

(j) The board may, at its discretion, amend, suspend or terminate any offer pursuant to this Article.

35.8 Permitted deductions and retentions

The board may deduct from any dividend or other moneys payable to any member in respect of a share any moneys presently payable by them to the Company in respect of that share. Where a person is entitled by transmission to a share, the board may retain any dividend payable in respect of that share until that person (or that person’s transferee) becomes the holder of that share.

35.9 Procedure for payment to holders and others entitled

Any dividend or other moneys payable in respect of a share may be paid:

(a) in cash; or

(b) by cheque or warrant made payable to or to the order of the holder or person entitled to payment; or

(c) by any direct debit, bank or other funds transfer system to the holder or person entitled to payment or, if practicable, to a person designated by notice to the Company by the holder or person entitled to payment; or

(d) by any other method approved by the board and agreed (in such form as the Company thinks appropriate) by the holder or person entitled to payment.

35.10 Joint entitlement

If two or more persons are registered as joint holders of any share, or are entitled by transmission jointly to a share, the Company may:

(a) pay any dividend or other moneys payable in respect of the share to any one of them and any one of them may give effectual receipt for that payment; and

(b) for the purpose of Article 35.9, rely in relation to the share on the written direction, designation or agreement of, or notice to the Company by, any one of them.

35.11 Payment by post

A cheque or warrant may be sent by post:

(a) where a share is held by a sole holder, to the registered address of the holder of the share; or

(b) if two or more persons are the holders, to the registered address of the person who is first named in the register; or

(c) if a person is entitled by transmission to the share, as if it were a notice to be sent under Article 39.7; or

(d) in any case, to such person and to such address as the person entitled to payment may direct by notice to the Company.

35.12 Discharge to Company and risk

Payment of a cheque or warrant by the bank on which it was drawn or the transfer of funds by the bank instructed to make the transfer shall be a good discharge to the Company. Every cheque or warrant sent or transfer of funds made by the relevant bank or system in accordance with these Articles shall be at the risk of the holder or person entitled. The Company shall have no responsibility for any sums lost or delayed in the course of payment by any method used by the Company in accordance with Article 35.9.

35.13 Interest not payable

No dividend or other moneys payable in respect of a share shall bear interest against the Company unless otherwise provided by the rights attached to the share.

35.14 Forfeiture of unclaimed dividends

Any dividend which has remained unclaimed for 12 years from the date when it became due for payment shall, if the board so resolves, be forfeited and cease to remain owing by the Company. The payment of any unclaimed dividend or other moneys payable in respect of a share may (but need not) be paid by the Company into an account separate from the Company’s own account. Such payment shall not constitute the Company a trustee in respect of it. The Company shall be entitled to cease sending dividend warrants and cheques by post or otherwise to a member if those instruments have been returned undelivered, or left uncashed by that member, on at least two consecutive occasions, or, following one such occasion, reasonable enquiries have failed to establish the member’s new address. The entitlement conferred on the Company by this Article in respect of any member shall cease if the member claims a dividend or cashes a dividend warrant or cheque.

36. CAPITALISATION OF PROFITS AND RESERVES

36.1 Power to capitalise

The board may with the authority of an ordinary resolution of the Company:

(a) subject to the provisions of this Article, resolve to capitalise any undistributed profits of the Company not required for paying any preferential dividend (whether or not they are available for distribution) or any sum standing to the credit of any reserve or other fund, including without limitation the Company’s share premium account and capital redemption reserve, if any;

(b) appropriate the sum resolved to be capitalised to the members or any class of members on the record date specified in the relevant resolution who would have been entitled to it if it were distributed by way of dividend and in the same proportions;

(c) apply that sum on their behalf either in or towards paying up the amounts, if any, for the time being unpaid on any shares held by them respectively, or in paying up in full shares, debentures or other obligations of the Company of a nominal amount equal to that sum but the share premium account, the capital redemption reserve, and any profits which are not available for distribution may, for the purposes of this Article, only be applied in paying up shares to be allotted to members credited as fully paid;

(d) allot the shares, debentures or other obligations credited as fully paid to those members, or as they may direct, in those proportions, or partly in one way and partly in the other;

(e) where shares or debentures become, or would otherwise become, distributable under this Article in fractions, make such provision as they think fit for any fractional entitlements including without limitation authorising their sale and transfer to any person, resolving that the distribution be made as nearly as practicable in the correct proportion but not exactly so, ignoring fractions altogether or resolving that cash payments be made to any members in order to adjust the rights of all parties;

(f) authorise any person to enter into an agreement with the Company on behalf of all the members concerned providing for either:

(i) the allotment to the members respectively, credited as fully paid, of any shares, debentures or other obligations to which they are entitled on the capitalisation; or

(ii) the payment up by the Company on behalf of the members of the amounts, or any part of the amounts, remaining unpaid on their existing shares by the application of their respective proportions of the sum resolved to be capitalised, and any agreement made under that authority shall be binding on all such members; and

(g) generally do all acts and things required to give effect to the ordinary resolution.

37. RECORD DATES

37.1 Record dates for dividends etc.

Notwithstanding any other provision of these Articles, and subject to the Act, the Company or the board may:

(a) fix any date as the record date for any dividend, distribution, allotment or issue, which may be on or at any time before or after any date on which the dividend, distribution, allotment or issue is declared, paid or made;

(b) for the purpose of determining which persons are entitled to attend and vote at a general meeting of the Company, or a separate general meeting of the holders of any class of shares in the capital of the Company, and how many votes such persons may cast, specify in the notice of meeting a time by which a person must be entered on the register in order to have the right to attend or vote at the meeting; changes to the register after the time specified by virtue of this Article 37.1 shall be disregarded in determining the rights of any person to attend or vote at the meeting; and

(c) for the purpose of sending notices of general meetings of the Company, or separate general meetings of the holders of any class of shares in the capital of the Company, under these Articles, determine that persons entitled to receive such notices are those persons entered on the register at the close of business on a day determined by the Company or the board, which day may not be more than 21 days before the day that notices of the meeting are sent.

38. ACCOUNTS

38.1 Rights to inspect records

No member shall (as such) have any right to inspect any accounting records or other book or document of the Company except as conferred by statute or authorised by the board or by ordinary resolution of the Company or order of a court of competent jurisdiction.

38.2 Sending of annual accounts

Subject to the Act, a copy of the Company’s annual accounts and reports for that financial year shall, at least 21 clear days before the date of the meeting at which copies of those documents are to be laid in accordance with the provisions of the Act, be sent to every member and to every holder of the Company’s debentures, and to every person who is entitled to receive notice of meetings from the Company under the provisions of the Act or of these Articles or, in the case of joint holders of any share or debenture, to one of the joint holders. A copy need not be sent to a person for whom the Company does not have a current address.

38.3 Summary financial statements

Subject to the Act, the requirements of Article 38.2 shall be deemed satisfied in relation to any person by sending to the person, instead of such copies, a summary financial statement derived from the Company’s annual accounts and the Directors’ report, which shall be in the form and containing the information prescribed by the Act and any regulations made under the Act.

39. COMMUNICATIONS

39.1 When notice required to be in writing

Any notice to be sent to or by any person pursuant to these Articles (other than a notice calling a meeting of the board) shall be in writing.

39.2 Methods of Company sending notice

Subject to Article 39.1 and unless otherwise provided by these Articles, the Company shall send or supply a document or information that is required or authorised to be sent or supplied to a member or any other person by the Company by a provision of the Act or pursuant to these Articles or to any other rules or regulations to which the Company may be subject in such form and by such means as it may in its absolute discretion determine provided that the provisions of the Act which apply to sending or supplying a document or information required or authorised to be sent or supplied by the Act shall, the necessary changes having been made, also apply to sending or supplying any document or information required or authorised to be sent by these Articles or any other rules or regulations to which the Company may be subject.

39.3 Methods of member etc. sending document or information

Subject to Article 39.1 and unless otherwise provided by these Articles, a member or a person entitled by transmission to a share shall send a document or information pursuant to these Articles to the Company in such form and by such means as it may in its absolute discretion determine provided that:

(a) the determined form and means are permitted by the Act for the purpose of sending or supplying a document or information of that type to a company pursuant to a provision of the Act; and

(b) unless the board otherwise permits, any applicable condition or limitation specified in the Act, including without limitation as to the address to which the document or information may be sent, is satisfied.

Unless otherwise provided by these Articles or required by the board, such document or information shall be authenticated in the manner specified by the Act for authentication of a document or information sent in the relevant form.

39.4 Notice to joint holders

In the case of joint holders of a share any document or information shall be sent to the joint holder whose name stands first in the register in respect of the joint holding and any document or information so sent shall be deemed for all purposes sent to all the joint holders.

39.5 Deemed receipt of notice

A member present, either in person or by proxy, at any meeting of the Company or of the holders of any class of shares in the capital of the Company shall be deemed to have been sent notice of the meeting and, where requisite, of the purposes for which it was called.

39.6 Terms and conditions for electronic communications

The board may from time to time issue, endorse or adopt terms and conditions relating to the use of electronic means for the sending of notices, other documents and proxy appointments by the Company to members or persons entitled by transmission and by members or persons entitled by transmission to the Company.

39.7 Notice to persons entitled by transmission

A document or information may be sent or supplied by the Company to the person or persons entitled by transmission to a share by sending it in any manner the Company may choose authorised by these Articles for the sending of a document or information to a member, addressed to them by name, or by the title of representative of the deceased, or trustee of the bankrupt or by any similar description at the address (if any) as may be supplied for that purpose by or on behalf of the person or persons claiming to be so entitled. Until such an address has been supplied, a document or information may be sent in any manner in which it might have been sent if the death or bankruptcy or other event giving rise to the transmission had not occurred.

39.8 Transferees etc. bound by prior notice

Every person who becomes entitled to a share shall be bound by any notice in respect of that share which, before their name is entered in the register, has been sent to a person from whom they derive their title.

39.9 Proof of sending/when notices etc. deemed sent by post

Proof that a document or information was properly addressed, prepaid and posted shall be conclusive evidence that the document or information was sent or supplied. A document or information sent by the Company to a member by post shall be deemed to have been received:

(a) if sent by first class post or special delivery post from an address in the United Kingdom to another address in the United Kingdom, or by a postal service similar to first class post or special delivery post from an address in another country to another address in that other country, on the day following that on which the document or information was posted; and

(b) in any other case, on the second day following that on which the document or information was posted.

39.10 When notices etc. deemed sent by hand

A document or information sent by the Company to a member by hand shall be deemed to have been received by the member when it is handed to the member or left at their registered address.

39.11 Proof of sending/when notices etc. deemed sent by electronic means

Proof that a document or information sent or supplied by electronic means was properly addressed shall be conclusive evidence that the document or information was sent or supplied. A document or information sent or supplied by the Company to a member in electronic form shall be deemed to have been received by the member on the day following that on which the document or information was sent to the member. Such a document or information shall be deemed received by the member on that day notwithstanding that the Company becomes aware that the member has failed to receive the relevant document or information for any reason and notwithstanding that the Company subsequently sends a hard copy of such document or information by post to the member.

39.12 When notices etc. deemed sent by website

A document or information sent or supplied by the Company to a member by means of a website shall be deemed to have been received by the member:

(a) when the document or information was first made available on the website; or

(b) if later, when the member is deemed by Articles 39.9, 39.10 or 39.11 to have received notice of the fact that the document or information was available on the website. Such a document or information shall be deemed received by the member on that day notwithstanding that the Company becomes aware that the member has failed to receive the relevant document or information for any reason and notwithstanding that the Company subsequently sends a hard copy of such document or information by post to the member.

39.13 No entitlement to receive notice etc if Company has no current address

A member shall not be entitled to receive any document or information that is required or authorised to be sent or supplied to them by the Company by a provision of the Act or pursuant to these Articles or to any other rules or regulations to which the Company may be subject if documents or information sent or supplied to that member by post in accordance with the Articles have been returned undelivered to the Company:

(a) on at least two consecutive occasions; or

(b) on one occasion and reasonable enquiries have failed to establish the member’s address.

Without prejudice to the generality of the foregoing, any notice of a general meeting of the Company which is in fact sent or purports to be sent to such member shall be ignored for the purpose of determining the validity of the proceedings at such general meeting.

A member to whom this Article applies shall become entitled to receive such documents or information when they have given the Company an address to which they may be sent or supplied.

40. DESTRUCTION OF DOCUMENTS

40.1 Power of Company to destroy documents

The Company shall be entitled to destroy:

(a) all instruments of transfer of shares which have been registered, and all other documents on the basis of which any entry is made in the register, at any time after the expiration of six years from the date of registration;

(b) all dividend mandates, variations or cancellations of dividend mandates, and notifications of change of address at any time after the expiration of two years from the date of recording;

(c) all share certificates which have been cancelled at any time after the expiration of one year from the date of the cancellation;

(d) all paid dividend warrants and cheques at any time after the expiration of one year from the date of actual payment;

(e) all proxy appointments which have been used for the purpose of a poll at any time after the expiration of one year from the date of use; and

(f) all proxy appointments which have not been used for the purpose of a poll at any time after one month from the end of the meeting to which the proxy appointment relates and at which no poll was demanded.

40.2 Presumption in relation to destroyed documents

It shall conclusively be presumed in favour of the Company that:

(a) every entry in the register purporting to have been made on the basis of an instrument of transfer or other document destroyed in accordance with Article 40.1 was duly and properly made;

(b) every instrument of transfer destroyed in accordance with Article 40.1 was a valid and effective instrument duly and properly registered;

(c) every share certificate destroyed in accordance with Article 40.1 was a valid and effective certificate duly and properly cancelled; and

(d) every other document destroyed in accordance with Article 40.1 was a valid and effective document in accordance with its recorded particulars in the books or records of the Company,

but:

(e) the provisions of this Article and Article 40.1 apply only to the destruction of a document in good faith and without notice of any claim (regardless of the parties) to which the document might be relevant;

(f) nothing in this Article or Article 40.1 shall be construed as imposing on the Company any liability in respect of the destruction of any document earlier than the time specified in Article 40.1 or in any other circumstances which would not attach to the Company in the absence of this Article or Article 40.1; and

(g) any reference in this Article or Article 40.1 to the destruction of any document includes a reference to its disposal in any manner.

41. UNTRACED MEMBERS

41.1 Power to dispose of shares of untraced members

The Company shall be entitled to sell, at the best price reasonably obtainable, the shares of a member or the shares to which a person is entitled by transmission if:

(a) during the period of 12 years before the date of the publication of the advertisements referred to in paragraph (b) of this Article (or, if published on different dates, the first date) (the “relevant period”) at least three dividends in respect of the shares in question have been declared and all dividend warrants and cheques which have been sent in the manner authorised by these Articles in respect of the shares in question have remained uncashed;

(b) the Company shall as soon as practicable after expiry of the relevant period have inserted advertisements both in a national daily newspaper and in a newspaper circulating in the area of the last known address of such member or other person giving notice of its intention to sell the shares; and

(c) during the relevant period and the period of three months following the publication of the advertisements referred to in paragraph (b) of this Article (or, if published on different dates, the first date) the Company has received no indication either of the whereabouts or of the existence of such member or person.

41.2 Transfer on sale

To give effect to any sale pursuant to Article 41.1, the board may:

(a) authorise any person to execute an instrument of transfer of the shares to, or in accordance with the directions of, the buyer; or

(b) where the shares are held in uncertificated form, do all acts and things it considers necessary and expedient to effect the transfer of the shares to, or in accordance with the directions of, the buyer.

41.3 Effectiveness of transfer

An instrument of transfer executed by that person in accordance with Article 41.2 shall be as effective as if it had been executed by the holder of, or person entitled by transmission to, the shares. An exercise by the Company of its powers in accordance with Article 41.2(b) shall be as effective as if exercised by the registered holder of or person entitled by transmission to the shares. The transferee shall not be bound to see to the application of the purchase money, and their title to the shares shall not be affected by any irregularity in, or invalidity of, the proceedings in reference to the sale.

41.4 Proceeds of sale

The net proceeds of sale shall belong to the Company which shall be obliged to account to the former member or other person previously entitled for an amount equal to the proceeds. The Company shall enter the name of such former member or other person in the books of the Company as a creditor for that amount. In relation to the debt, no trust is created and no interest is payable. The Company shall not be required to account for any money earned on the net proceeds of sale, which may be used in the Company’s business or invested in such a way as the board from time to time thinks fit.

42. WINDING UP

42.1 Liquidator may distribute in specie

If the Company is wound up, the liquidator may, with the sanction of a special resolution of the

Company and any other sanction required by the Insolvency Act 1986:

(a) divide among the members in specie the whole or any part of the assets of the Company and may, for that purpose, value any assets and determine how the division shall be carried out as between the members or different classes of members;

(b) vest the whole or any part of the assets in trustees for the benefit of the members; and

(c) determine the scope and terms of those trusts,

but no member shall be compelled to accept any asset on which there is a liability.

42.2 Disposal of assets by liquidator

The power of sale of a liquidator shall include a power to sell wholly or partially for shares or debentures or other obligations of another body corporate, either then already constituted or about to be constituted for the purpose of carrying out the sale.

43. INDEMNITY

43.1 Indemnity to directors and officers

Subject to the provisions of the Act, but without prejudice to any indemnity to which the person concerned may otherwise be entitled, every Director or other officer of the Company (other than any person (whether an officer or not) engaged by the Company as auditor) shall be indemnified out of the assets of the Company against any liability incurred by them for negligence, default, breach of duty or breach of trust in relation to the affairs of the Company, provided that this Article shall be deemed not to provide for, or entitle any such person to, indemnification to the extent that it would cause this Article, or any element of it, to be treated as void under the Act.

44. SPIN-OFFS OR SPLIT-OFFS

If the Company effects the separation of any material portion of its business into one or more entities (each, a “NewCo”), whether existing or newly formed (including by way of spin-off, split-off, carve-out, demerger, recapitalization, reorganization or similar transaction) and the applicable Investors will receive equity interests in any such NewCo as part of such separation, the Company shall take all Necessary Actions to procure that any such NewCo enters into a shareholders agreement with the Investors that provides the Investors with rights vis-á-vis such NewCo that are substantially identical to those available to the Investors in the Company in their capacity as shareholders.

45. RENEW INDIA SHARE CAPITAL

For so long as CPPIB or a Founder Investor holds ReNew India Common Shares, the Company shall exercise all rights and powers of control available to it in relation to ReNew India to not permit ReNew India to, without CPPIB’s, such Founder Investor’s and, in the case of the following clauses (i), (ii) and (iii), ADIA’s prior written consent (as applicable),

(i) issue shares, other than issuances to the Company or to a wholly-owned Subsidiary of the Company, (ii) alter or change the rights, preferences or privileges of the ReNew India Common Shares, (iii) repurchase, buy-back or otherwise extinguish any ReNew India Common Shares (including through a capital reduction or other process having a similar effect), other than in connection with the Founder Investors’ rights pursuant to any Relevant Agreements or (iv) amend or waive any provision of the constitutional documents of ReNew India, in each case, in a manner that is materially adverse and disproportionate to CPPIB or such Founder Investor (as applicable) in relation to its ReNew India Common Shares as compared to any other shareholder of the Company in relation to such shareholder’s ReNew India Common Shares.

46. AMENDMENT OF ARTICLES

Except as otherwise provided herein or by law, the Articles may be amended from time to time by a special resolution of the shareholders at a general meeting, provided that:

(a) for so long as any Investor holds an Effective Economic Interest, any amendments to Articles 2.3, 8.2, 8.3, 8.4, 18, 19, 22.1, 23, 28.5 and this 46(a) shall be made only with the prior written consent of each such Investor; and

(b) for so long as any Investor holds ReNew India Common Shares, any amendments to Article 45 and this Article 46(b) shall be made only with the prior written consent of each such Investor.

47. DISPUTE RESOLUTION

47.1 Exclusive jurisdiction of English courts

(a) Save in respect of any cause of action arising under the Securities Act or the Exchange Act, unless the Company by ordinary resolution consents to the selection of an alternative forum, the courts of England and Wales shall have exclusive jurisdiction to determine any and all disputes brought by a member in that member's capacity as such against the Company and/or the board and/or any of the Directors or officers individually or collectively, arising out of or in connection with these Articles or otherwise or any non-contractual obligations arising out of or in connection with these Articles or otherwise.

(b) Unless the Company by ordinary resolution consents to the selection of an alternative forum in the United States, the United States District Court for the Southern District of New York shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act or the Exchange Act.

(c) Any person or entity purchasing or otherwise acquiring any interest in the Company’s shares shall be deemed to have notice of and to have consented to the provisions of this Article 47.1.

47.2 Governing law

The governing law of these Articles is the law of England and these Articles shall be interpreted in accordance with English law.

SCHEDULE 1

INVESTOR SHAREHOLDING (AS OF THE CLOSING DATE)

Investor	Equivalent Economic Beneficial Shares	Equivalent Outstanding Economic Beneficial Shares	Effective Economic Interest	Equivalent Voting Beneficial Shares
Founder Investors	15,591,932	428,668,101	3.6%	15,591,932
GS Wyvern Holdings Limited	152,497,242	428,668,101	35.6%	34,133,476
CPPIB	59,213,369	428,668,101	13.8%	59,213,369
Platinum Cactus	58,170,916	428,668,101	13.6%	58,170,916
JERA	28,524,255	428,668,101	6.7%	28,524,255
RMG	8,625,000	428,668,101	2.0%	8,625,000